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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

ACCURIDE CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
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ACCURIDE CORPORATION
7140 OFFICE CIRCLE
EVANSVILLE, IN 47715

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD April 24, 2015

Annual Meeting

        The Annual Meeting of Stockholders of Accuride Corporation, a Delaware corporation (the "Company"), will be held on April 24, 2015, at 9:00 a.m. Central time at the Company's Headquarters, located at 7140 Office Circle, Evansville, Indiana 47715.

        At the meeting, stockholders will consider and vote upon the following proposals:

          1.     ELECTION OF DIRECTORS. To elect the seven nominees for the Board of Directors of the Company ("the Board") named in the attached proxy statement to serve on the Board until the 2016 annual meeting or until their successors are duly elected and qualified.

    The Board of Directors recommends that you vote FOR each of the director nominees.

          2.     ADVISORY VOTE ON THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. To ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the current fiscal year.

    The Board of Directors recommends that you vote FOR the ratification of the appointment of Deloitte & Touche LLP.

          3.     VOTE ON AN ADVISORY RESOLUTION TO APPROVE THE COMPANY'S EXECUTIVE COMPENSATION.

    The Board of Directors recommends that you vote FOR the advisory resolution.

          4.     OTHER MATTERS. To transact such other business as may properly come before the meeting or any and all postponements or adjournments thereof.

        The Board has fixed the close of business on March 9, 2015 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting. Accordingly, only stockholders of record at the close of business on that day will be entitled to vote at the meeting, notwithstanding any transfer of shares on the books of the Company after that date.

        A Proxy Statement, which contains information with respect to the matters to be voted upon at the meeting, and a Proxy card and return envelope are furnished herewith. Management urges each stockholder to carefully read the Proxy Statement.

        Important notice regarding availability of proxy materials for the Annual Meeting of Stockholders to be held on April 24, 2015. The Proxy Statement and Annual Report are available in the "Investors" section of our website at http://www.accuridecorp.com.

BY ORDER OF THE BOARD OF DIRECTORS

Stephen A. Martin Corporate Secretary

Evansville, Indiana
Dated: March 17, 2015

 Brokers cannot vote for Proposals 1 and 3 without your instructions.

IT IS DESIRABLE THAT AS MANY OF THE STOCKHOLDERS AS POSSIBLE BE REPRESENTED AT THE MEETING IN PERSON OR BY PROXY. YOU ARE CORDIALLY INVITED TO ATTEND IN PERSON. REGARDLESS OF WHETHER YOU INTEND TO BE PRESENT AT THE MEETING, YOU ARE URGED TO SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY SO THAT YOUR SHARES WILL BE REPRESENTED IN THE EVENT YOU ARE UNABLE TO ATTEND. SIGNING A PROXY AT THIS TIME WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON SHOULD YOU LATER DECIDE TO ATTEND THE MEETING.

ACCURIDE CORPORATION
7140 OFFICE CIRCLE
EVANSVILLE, IN 47715

PROXY STATEMENT

GENERAL

Date, Time and Place

        This Proxy Statement (the "Proxy Statement") is furnished to the stockholders of Accuride Corporation, a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors (the "Board") of the Company for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at 9:00 a.m. Central time on April 24, 2015, at the Company's Headquarters, located at 7140 Office Circle, Evansville, Indiana 47715, and any and all postponements or adjournments thereof. It is anticipated that this Proxy Statement and the enclosed proxy card (the "Proxy") will be sent to such stockholders on or about March 20, 2015.

Purposes of the Annual Meeting

        The purposes of the Annual Meeting are to (1) elect the seven nominees for the Board named herein to serve on the Board until the 2016 annual meeting or until their successors are duly elected and qualified, (2) ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the current fiscal year, (3) approve an advisory resolution on the Company's executive compensation, and (4) transact such other business as may properly come before the meeting or any and all postponements or adjournments thereof. See "Voting and Solicitation," below.

Proxy/Voting Instruction Cards and Revocability of Proxies

        When the Proxy in the enclosed form is returned properly executed, the shares represented thereby will be voted at the meeting in accordance with the instructions given by the stockholder. If no instructions are given, the returned Proxy will be voted in favor of the election of the nominees named herein as directors and in favor of each of the other proposals. Any stockholder, including a stockholder personally attending the meeting, may revoke his or her Proxy at any time prior to its use by filing with the Secretary of the Company, at our corporate offices at 7140 Office Circle, Evansville, IN 47715, a written notice of revocation or a duly executed Proxy bearing a later date or by voting in person at the Annual Meeting.

Record Date and Share Ownership

        Stockholders of record at the close of business on March 9, 2015 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. At the Record Date, 47,801,390 shares of the Company's common stock were issued and outstanding. For information regarding security ownership by management and by 5% stockholders, see "Other Information—Share Ownership by Principal Stockholders and Management," below.

Voting and Solicitation

        Holders of shares of common stock are entitled to one vote per share on all matters to be acted upon at the meeting, including the election of directors. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections (the "Inspector") with the assistance of the Company's transfer agent. The Inspector will also determine whether or not a quorum is present. In general, Delaware law provides that a quorum consists of a majority of the shares entitled to vote and present in person or represented by proxy. The Inspector will treat abstentions and broker non-votes as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Directors will be elected by a plurality of the votes cast that are present in person or represented by proxy. All other proposals require the favorable vote of a majority of the votes present and entitled to vote on the particular proposal. Abstentions will have the same effect as votes against such a proposal. Broker non-votes will not be counted as votes for or against such a proposal and will not be included in counting the number of votes necessary for approval of the proposal and will not have any effect on the outcome of such proposal.

        The shares represented by the proxies received, properly marked, dated, signed and not revoked will be voted at the Annual Meeting. Where such proxies specify a choice with respect to any matter to be acted on, the shares will be voted in accordance with the specifications made. Any proxy that is returned using the form of proxy enclosed and that is not marked as to a particular item will be voted, as the case may be, with respect to the item not marked: FOR the election of directors; FOR ratification of the appointment of the designated independent registered public accounting firm; FOR the advisory resolution on the Company's executive compensation; and as the proxy holders deem advisable on other matters that may come before the meeting. The Company believes that the tabulation procedures to be followed by the Inspector are consistent with the general statutory requirements in Delaware concerning voting of shares and determination of a quorum.

        The cost of soliciting proxies will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, facsimile or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

Proposals to be Considered for Inclusion in the Company's Proxy Materials Pursuant to Rule 14a-8

        Proposals of our stockholders made pursuant to Rule 14a-8 of Regulation 14A that are intended to be presented by such stockholder at our 2016 Annual Meeting of Stockholders, which we refer to as the "2016 Annual Meeting," and that such stockholder desires to have included in our proxy materials relating to such meeting must be received by us at our principal executive offices no later than 5:00 p.m. Central Time on November 21, 2015, which is 120 calendars days prior to the anniversary of this year's mailing date. The proposal, including any accompanying supporting statement, may not exceed 500 words, and must otherwise comply with the requirements of Rule 14a-8. Upon timely receipt of any such proposal, we will determine whether or not to include such proposal in the proxy statement and proxy in accordance with applicable regulations governing the solicitation of proxies.

Other Proposals and Director Nominations

        In accordance with our amended and restated bylaws (our "Bylaws"), proposals of stockholders intended to be presented at the 2016 Annual Meeting that are not made pursuant to Rule 14a-8, as well as nominations of persons for election to the Board of Directors intended to be made at the 2016 Annual Meeting, must be delivered to or mailed and received at the Company's principal executive offices not less than ninety days nor more than one hundred twenty days prior to the one-year anniversary of the preceding year's annual meeting; provided, however, that if the date of the annual meeting is more than thirty days before or more than sixty days after such anniversary date, notice by the holder to be timely must be so delivered, or mailed and received, not later than the ninetieth day prior to such annual meeting or, if later, the tenth day following the day on which public disclosure of the date of such annual meeting is first made. In no event shall any adjournment of an annual meeting or the announcement thereof commence a new time period for the giving of timely notice as described above. Our Bylaws also specify requirements as to the form and content of a holder's notice.

 QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

        This section provides basic information regarding the annual meeting presented in a Question and Answer format. For additional detail regarding each proposal, see the separately titled sections related to each proposal that are included in this proxy statement.

Why I am receiving this proxy statement?

        This proxy statement is being provided to our stockholders in connection with the solicitation by our Board of Directors of proxies for use at our Annual Meeting.

When and where is the Annual Meeting?

        The Annual Meeting will be held at 9:00 a.m. Central time on April 24, 2015, at the Company's Headquarters, located at 7140 Office Circle, Evansville, Indiana 47715.

What is the purpose of the Annual Meeting?

        The meeting will be the Company's regular Annual Meeting of Stockholders. You will be voting on the following matters at the Annual Meeting:

  1.
  The election of seven directors named in the Proxy Statement to hold office until the 2016 annual meeting or until their successors are duly elected and qualified;

  2.
  Ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2015;

  3.
  An advisory vote on the Company's executive compensation; and

  4.
  Any other business that may properly come before the Annual Meeting or any and all postponements or adjournments thereof.

How does the Board of Directors recommend I vote?

        The Board of Directors recommends a vote:

  1.
  FOR the election of Robin J. Adams, Keith E. Busse, Richard F. Dauch, Robert E. Davis, Lewis M. Kling, John W. Risner and James R. Rulseh;

  2.
  FOR the ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2015; and

  3.
  FOR the advisory resolution approving the Company's executive compensation.

Who is entitled to vote at the Annual Meeting?

        The Board of Directors has established March 9, 2015 as the record date for the Annual Meeting (the "Record Date"). All stockholders who owned common stock of the Company at the close of business on the Record Date may attend and vote at the Annual Meeting.

How many votes can be cast by the stockholders?

        Each share of common stock is entitled to one vote per share on all matters to be acted upon at the meeting, including the election of directors. There is no cumulative voting. There were 47,801,390 shares of common stock outstanding and entitled to vote on the Record Date.

How many votes must be present to hold the Annual Meeting?

        The presence, in person or by proxy, of the holders of a majority of the outstanding shares of common stock as of the Record Date is required at the Annual Meeting in order to hold the Annual Meeting and conduct business. This is called a "quorum." The Inspector of Elections (the "Inspector") will determine whether or not a quorum is present.

        Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector with the assistance of the Company's transfer agent. The Inspector will treat abstentions and broker non-votes as shares that are present and entitled to vote for purposes of determining the presence of a quorum. A "broker non-vote" is a share of common stock that is beneficially owned by a person or entity and held by a broker or other nominee, but for which the broker or other nominee (1) lacks the discretionary authority to vote on certain matters, and (2) has not received voting instructions from the beneficial owner in respect of these specific matters.

How many votes are required to elect directors and approve the other proposals?

        Directors will be elected by a plurality of the votes cast that are present in person or represented by proxy. This means that the directors receiving the most votes will be elected. Abstentions and Broker non-votes will not be counted for purposes of the election of directors and, therefore, will have no effect on the outcome of such election.

        The ratification of the selection of Deloitte & Touche LLP as the Company's independent registered public accounting firm requires the affirmative vote of a majority of the shares of common stock present, in person or by proxy, at the Annual Meeting and entitled to vote. Abstentions have the same effect as a vote against the proposal. Broker non-votes will have no effect on the outcome of the proposal. The results of this vote are not binding on the Board of Directors.

        The approval of the advisory resolution on the Company's executive compensation requires the affirmative vote of a majority of the shares of common stock present, in person or by proxy, at the Annual Meeting and entitled to vote. Abstentions have the same effect as a vote against the advisory resolution. Broker non-votes will have no effect on the outcome of the advisory vote. The results of this vote are not binding on the Board of Directors.

How do I submit my proxy?

        If you complete and properly sign the enclosed proxy card and return it as instructed on the card, it will be voted as you direct. If you are a registered stockholder and you attend the Annual Meeting, you may deliver your completed proxy card in person.

        If you hold your shares in "street name" through a brokerage or other nominee, you will need to instruct your broker or other nominee to vote your shares on your behalf, or otherwise obtain a proxy card from the broker or other nominee that holds your shares. You should receive directions from your brokerage firm about how to submit your voting instructions to them at the time you receive this proxy statement.

        You may revoke your proxy at any time before it is voted. It may be revoked by sending a notice of revocation or another completed and properly signed proxy card with a later date to the Secretary of the Company at the Company's principal executive offices, located at 7140 Office Circle, Evansville, Indiana 47715. You may also revoke your proxy by attending the Annual Meeting and voting in person.

Will my shares be voted if I do not return my proxy?

        If your shares of common stock are registered directly in your name, your shares of common stock will not be voted at the Annual Meeting if you do not return your proxy.

        If your shares of common stock are held in "street name," your brokerage firm, under certain circumstances, may vote your shares of common stock for you if you do not instruct your brokerage firm how to vote on your behalf. Brokerage firms have authority to vote customers' unvoted shares of common stock on routine matters. If you do not give instructions to your brokerage firm to vote your shares of common stock, your brokerage firm may either vote your shares of common stock on routine matters, or leave your shares of common stock unvoted. Only the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered accounting firm is considered a "routine" matter. Therefore, your brokerage firm cannot vote your shares of common stock with respect to any other proposal included in this proxy statement unless they receive your voting instructions. We encourage you to provide your voting instructions to your brokerage firm to ensure that your shares of common stock will be voted at the Annual Meeting according to your instructions. You should receive directions from your brokerage firm about how to submit your voting instructions to them at the time you receive this proxy statement.

What if I return my proxy card but do not provide voting instructions?

        If you return your signed proxy card or voting instruction card in the enclosed envelope but do not mark selections, it will be voted in accordance with the recommendations of the Board of Directors. In connection therewith, the Board of Directors has designated Richard F. Dauch and Gregory A. Risch as proxies. If you indicate a choice with respect to any matter to be acted upon on your proxy card or voting instruction card, your shares will be voted in accordance with your instructions.

        If you are a beneficial owner and hold your shares in "street name" through a broker or other nominee and do not return the voting instruction card, the broker or other nominee may vote your shares on each matter at the Annual Meeting for which he or she has the requisite discretionary authority. Under applicable rules, brokers have the discretion to vote on routine matters, such as the ratification of the selection of independent registered public accounting firms. Brokers do not have the discretion to vote on the election of directors or on any advisory vote regarding the Company's executive compensation.

What does it mean if I receive more than one proxy card?

        Your shares of common stock are probably registered in more than one account. You should vote all of your shares of common stock. We encourage you to consolidate all of your accounts by registering them in the same name, social security number and address. For assistance consolidating accounts where you are the stockholder of record, you may contact our transfer agent, American Stock Transfer & Trust Co. LLC, at (800) 937-5449.

May stockholders ask questions at the Annual Meeting?

        Yes. There will be an opportunity for discussion at the Annual Meeting of matters germane to the proposals being considered at the Annual Meeting. In addition, Accuride representatives will be available to answer any questions of general interest at the end of the Annual Meeting.

Will representatives of Deloitte & Touche LLP be available at the Annual Meeting to respond to questions or to make a statement if they desire to do so?

        Representatives of the public accountants for the Company are expected to attend the Annual Meeting and, therefore, will be able to make a statement if they desire and will be available to answer questions at the Annual Meeting.

Who will be admitted to the Annual Meeting?

        Only stockholders, as of the close of business on March 9, 2015, and other persons holding valid proxies for the Annual Meeting, are entitled to attend the Annual Meeting. You should be prepared to present valid government issued photo identification for admittance. In addition, if you are not a holder of record but hold shares of our common stock in "street name," you will need to provide proof of ownership by bringing either a copy of the voting instruction card provided by your broker or a copy of a brokerage statement showing your common stock ownership as of March 9, 2015. If you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the Annual Meeting.

        If you hold your shares in "street name", and you also wish to be able to vote at the meeting, you must obtain a proxy, executed in your favor, from your bank or broker.

What if stockholders share the same address?

        The rules promulgated by the SEC permit companies, brokers, banks or other intermediaries to deliver a single copy of a proxy statement to households at which two or more holders reside. This practice, known as "householding," is designed to reduce duplicate mailings, save significant printing and postage costs, and conserve natural resources. Stockholders sharing an address who have been previously notified by their broker, bank or other intermediary, and have consented to householding, either affirmatively or implicitly by not objecting to householding, will receive only one copy of this proxy statement. If you would like to opt out of this practice for future mailings, and receive separate proxy statements for each holder sharing the same address, please contact your broker, bank or other intermediary. You may also obtain a separate proxy statement without charge by sending a written request to Accuride Corporation, Attn: Corporate Secretary, 7140 Office Circle, Evansville, Indiana 47715 or by calling 1-812-962-5039. We will promptly send additional copies of the proxy statement or any notice of internet availability of proxy materials upon receipt of such request. Householding does not apply to stockholders with shares registered directly in their name.

Can I change or revoke my vote after I return my proxy card or voting instruction card?

        Yes. Even if you sign and return the proxy card or voting instruction card in the form accompanying this Proxy Statement, you retain the power to revoke your proxy or change your vote. You can revoke your proxy or change your vote at any time before it is exercised at the Annual Meeting by giving written notice to the Secretary of the Company, specifying such revocation. You may also change your vote by timely delivering a valid, later-dated proxy or a later-dated vote in accordance with the instructions provided with this proxy or by voting in person at the Annual Meeting. However, please note that if you would like to vote at the Annual Meeting and you are not the shareholder of record, you must request, complete, and deliver a proxy from your broker or other nominee.

 PROPOSAL No. ONE
ELECTION OF DIRECTORS

Nominees

        A Board of seven directors is to be elected at the Annual Meeting. Our Bylaws presently provide that the number of directors which shall constitute the whole Board shall be fixed from time to time by resolution adopted by the Board. The Board currently has seven members.

        Unless otherwise instructed, the proxy holders will vote the proxies received by them for management's seven nominees named below. The seven nominees receiving the highest number of affirmative votes will be elected as directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting or until his or her successor has been elected and qualified.

        The names of the nominees, and certain information about them, are set forth below:

Name	Age	Director Since	Position
Robin J. Adams(3)	61	2013	Director
Keith E. Busse(1)(2)	71	2010	Director
Richard F. Dauch	54	2011	Director, President and Chief Executive Officer of Accuride Corporation
Robert E. Davis(2)	51	2013	Director
Lewis M. Kling(1)(3)	70	2012	Director
John W. Risner(1)(3)	55	2010	Director and Chairman of the Board
James R. Rulseh(2)	59	2013	Director

(1)
Member of the Nominating and Corporate Governance Committee.

(2)
Member of the Compensation and Human Resources Committee.

(3)
Member of the Audit Committee.

        The principal occupations and positions for at least the past five years of our current directors and director nominees are described below. There are no family relationships among any of our directors or executive officers.

Biography of Director Nominees

        Robin J. Adams serves as a director of Carlisle Companies, Inc. where he is a member of the Audit and Compensation Committees. Until his retirement in 2013, Mr. Adams served as Vice Chairman of the Board of Directors (from March 2012 to April 2013), Chief Financial Officer (from April 2004 to March 2012) and Chief Administrative Officer (from April 2004 to April 2013) of BorgWarner Inc., a leading, global supplier of highly engineered systems and components, primarily for vehicle powertrain applications. Prior to joining BorgWarner, Mr. Adams served as Executive Vice President-Finance and Chief Financial Officer of American Axle & Manufacturing Holdings Inc. ("American Axle") from July 1999 until April 2004. Prior to joining American Axle, he was Vice President and Treasurer and Principal Financial Officer of BorgWarner from May 1993 until June 1999. Mr. Adams holds a B.A. in Business Administration from North Park University and an M.B.A. from DePaul University. Mr. Adams' thirty-seven years of experience in the transportation industry, executive and financial leadership experience at two publicly traded U.S. companies over the last 20 years, and public company board of director experience qualify him to serve on our Board of Directors.

        Keith E. Busse has served as the Chairman of Steel Dynamics, Inc. since 2007. From 1993 to May 2007, Mr. Busse also served as President and CEO of Steel Dynamics, and from May 2007 through December 2011, Mr. Busse served as Chairman and CEO of Steel Dynamics. Mr. Busse is a co-founder of Steel Dynamics. Prior to 1993, Mr. Busse worked for Nucor Corporation for a period of twenty-one years, where he last held the office of Vice President. From 2008 to 2009, Mr. Busse was the American Iron and Steel Institute (AISI) Chairman and from 2004 to 2005 he served as Chairman of the Steel Manufacturing Association. Mr. Busse served on the board of directors of Tower Financial Corporation, a publicly held bank holding company, from 1998 to 2014. He also serves as a Trustee for St. Francis University and Trine University. Mr. Busse holds a B.S. in Accounting from International Business College, a B.A. with a major in Business Finance and an Honorary Doctorate Degree in Business from St. Francis College, an M.B.A. from Indiana University, and an Honorary Degree of Doctor of Engineering from Purdue University. Mr. Busse's extensive experience as an executive officer with public manufacturing companies, his unique knowledge of the steel industry and prominent position in that industry's community and his accounting education and financial reporting expertise qualify him to serve on our Board of Directors.

        Richard F. Dauch has served as our President and Chief Executive Officer and a member of our Board of Directors since February 1, 2011. From June 2008 through January 2011, Mr. Dauch served as President and CEO of global mechanical fastener supplier, Acument Global Technologies, Inc. He held prior leadership roles during a 13-year career at American Axle & Manufacturing, a global supplier of driveline, drive train and chassis systems, as well as at United Technologies Carrier Corporation, after concluding an 11-year career in the United States Army. Mr. Dauch is a member of the board of directors, the Audit Committee and the Compensation Committee of Spartan Motors, Inc. and also serves on the board of directors for West Point Army Football Club where he is a past president. Additionally, he has recently joined the board of directors of Heavy Duty Manufacturers Association, and he previously served on the board of directors for Original Equipment Suppliers Association. Mr. Dauch is a graduate of the United States Military Academy at West Point and the Massachusetts Institute of Technology's "Leaders For Manufacturing" program, graduating with an M.S. in Engineering and Management. Mr. Dauch's service as our President and Chief Executive Officer, his experience in various leadership positions of manufacturing companies, his leadership training and experience in the United States Army and directorship experiences qualify him to serve on our Board of Directors.

        Robert E. Davis is currently a Managing Director of Littlejohn & Co., LLC ("Littlejohn"). Mr. Davis joined Littlejohn as a Partner in 2005. Prior to joining Littlejohn, Mr. Davis was a managing director and founding member of Oaktree Capital Management's Mezzanine Fund where he was responsible for originating, executing and monitoring mezzanine investments. Previously, Mr. Davis was a principal at Halcyon Asset Management LLC, focusing on distressed / special situations investments. Mr. Davis started his post-M.B.A. career at Prudential Insurance Company, where he was a founding member of its Financial Restructuring Group. Additionally, Mr. Davis spent two years as a distressed debt and high yield analyst at Oppenheimer and Co. and started his career as an investment banking analyst at Bear Stearns & Co. Mr. Davis holds an M.B.A. from the J.L. Kellogg School of Management at Northwestern University and a B.A. in Economics with Honors from Northwestern University. Mr. Davis serves as the representative of Accuride's largest stockholder, Cetus Capital, LLC, and was appointed to our Board of Directors pursuant to that certain Investors Agreement, dated December 19, 2012, which was previously filed with the Securities and Exchange Commission. Mr. Davis' experience with distressed investing, his career in investment banking, and his business and management and leadership skills qualify him to serve on our Board of Directors.

        Lewis M. Kling served as President, Chief Executive Officer, and a director of Flowserve Corporation, a provider of industrial flow management products and services, from 2005 until October 2009, and was Executive Vice Chairman of the Board of Directors of Flowserve until his retirement in February 2010. He was Chief Operating Officer of Flowserve from 2004 to 2005. Before joining Flowserve, Mr. Kling was Group Vice President and Corporate Vice President of SPX Corporation from 1999 to 2004, and served as President of Dielectric Communications, a division of General Signal Corporation, purchased by SPX Corporation, from 1997 to 1999. Mr. Kling serves on the board of directors, compensation and management development committee, finance committee, environmental committee, and nominating and corporate governance committee of Eastman Chemical Company. Mr. Kling holds a B.S. in Electrical Engineering from Rensselaer Polytechnic Institute and an M.B.A. from Stetson University. Mr. Kling's extensive corporate management experience and expertise in manufacturing through his high-level positions at several industrial product companies, including as CEO of a global manufacturer, qualify him to serve on our Board of Directors and allow him to offer a unique perspective on long-term growth strategies for manufacturing companies.

        John W. Risner joined The Children's Tumor Foundation as Treasurer in 2002 and served as its President from 2005 until January 2014, except during a break in service between January 2011 and January 2012. From 1997 to 2002, he served as a Senior Vice President and Senior Portfolio Manager—High Yield Bonds at AIG/Sun America Asset Management. From 1991 to 1997 he was Vice President-Senior Portfolio Manager at Value Line Asset Management. Through his long career in corporate finance, Mr. Risner has obtained significant financial experience. Mr. Risner serves on the board of directors, audit and finance committees of NII Holdings, and previously served on the board of directors of Airgate PCS and UGC Europe. Mr. Risner has management and government relations experience through work as an executive of a nonprofit organization, and he currently Chairs the Congressionally Directed Medical Research Program NFRP Integration Panel. He has experience serving on audit, compensation, finance and special committees, and qualifies as an audit committee financial expert. Mr. Risner earned a B.S. from the University of Maryland, an M.B.A. from Fordham University and is a Chartered Financial Analyst. Mr. Risner's background in finance, directorship experiences and corporate governance expertise qualify him to serve on our Board of Directors.

        James R. Rulseh currently serves as President of JRR & Associates, LLC, an independent manufacturing consulting company focused on operations improvement and operational leadership excellence, and as Senior Advisor to Evergreen Pacific Partners. Prior to May 2011, Mr. Rulseh served as the Chief Operating Officer, Tulip Corporation, a private manufacturing company, since 2009. Prior to joining Tulip Corporation, Mr. Rulseh served in the following capacities for Modine Manufacturing Company, a New York Stock Exchange listed company that is a diversified global leader in thermal management technology and solutions: Special Assistant to the Chief Executive Officer from January 2009 to October 2009; Regional Vice President—Americas from October 2007 to January 2009; Regional Vice President—Asia from November 2006 to October 2007; Group Vice President from April 2001 to November 2006; and Managing Director of the Automotive Business Unit of Modine Europe from 1998 to March 2001. Prior to 1998, Mr. Rulseh held various other positions with Modine beginning in 1977. Mr. Rulseh currently serves as Lead Director on the board of directors of Woodward, Incorporated, where he is currently a member of the Compensation Committee and the Nominating and Governance Committee and previously served on the Audit Committee. In 2014, Mr. Rulseh accepted a position on the Board of Directors of Xymox Technologies, Inc., a private equity owned business in Milwaukee that supplies membrane switches, printed circuit boards and other products. Mr. Rulseh holds a B.S. in Industrial Technology from the University of Wisconsin—Platteville and completed the Kellogg School of Management—Advanced Executive Education Program in 2003. Mr. Rulseh's senior executive level experience in international manufacturing and business restructurings, as well as his experience as a public company director, qualify him to serve on our Board of Directors.

Vote Required; Recommendation of Board of Directors

        If a quorum is present and voting, the nominees receiving the highest number of votes, up to the number of directors to be elected, will be elected as directors. Directors will be elected by a plurality of the votes cast that are present in person or represented by proxy. Abstentions, withheld votes and broker non-votes will not affect the election of directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES
SET FORTH HEREIN.

The Board of Directors and its Committees

        Our Board of Directors is currently comprised of Robin J. Adams, Keith E. Busse, Richard F. Dauch, Robert E. Davis, Lewis M. Kling, John W. Risner and James R. Rulseh.

        The Board has organized the three following standing committees: an Audit Committee, a Nominating and Corporate Governance Committee, and a Compensation and Human Resources Committee. During 2014, the Board held seven meetings, the Audit Committee held six meetings, the Nominating & Corporate Governance Committee held two meetings and the Compensation and Human Resources Committee held three meetings. Each of the Company's incumbent directors attended at least seventy five percent (75%) of the aggregate of (i) the total number of meetings of the Board and (ii) the total number of meetings held by all committees of the Board on which he served (during the periods that he served).

  Annual Meeting Attendance

        Although the Company does not have a formal policy regarding attendance by members of the Board at its Annual Meeting, the Company encourages directors to attend, but recognizes that circumstances may prevent attendance from time to time. To facilitate attendance and reduce travel costs, the Company generally schedules its Annual Meeting to occur immediately before or after a periodic meeting of the Board, although in some years, scheduling conflicts and other issues may prevent this arrangement. All of our current directors attended the 2014 Annual Meeting of Stockholders in person.

  Director Independence

        The Company is listed on the New York Stock Exchange (NYSE). The Board has determined that Messrs. Adams, Busse, Davis, Kling, Risner and Rulseh are "independent" as that term is defined in the NYSE rules. In making that determination, the Board considered the objective standards set forth in the NYSE rules, and also reviewed relationships between each director and the Company in detail to determine whether, despite satisfying the objective standards for independence, any such director has relationships with the Company that, individually or in the aggregate, would prevent the Board of Directors from finding that such director is independent or would be reasonably expected to interfere with such person's exercise of independent judgment. The Board of Directors considered directors' relationships with the Company from the standpoint of both the nominee and the persons and organizations with which the nominee has an affiliation. In addition, the Board has determined that each member of the Audit Committee satisfies the independence requirements of Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Board has adopted a charter for each of the three standing committees. The current members of the Board's standing committees are all NYSE "independent".

  Audit Committee

        The Board has established a standing Audit Committee to oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company. The Audit Committee acts pursuant to a written charter that has been adopted by the Board. A more complete description of the powers and responsibilities delegated to the Audit Committee is set forth in the Audit Committee Charter, which is posted in the Investors section of our website at www.accuridecorp.com. Our Audit Committee is currently comprised of Messrs. Adams, Kling and Risner, with Mr. Adams serving as Chairman. The Board has determined that all members of the Audit Committee are "independent" as that term is defined in the NYSE's rules. In addition, the Board has determined that each current member of the Audit Committee also satisfies the independence requirements of Rule 10A-3(b)(1) of the Exchange Act. The Board has further determined that each of Messrs. Adams and Risner qualifies as an "audit committee financial expert" as defined by Item 401(h) of Regulation S-K of the Securities Act.

  Compensation and Human Resource Committee

        The Compensation and Human Resources Committee (the "Compensation Committee") acts pursuant to a written charter adopted by the Board, which is available at the Investors section of our website at www.accuridecorp.com. The Compensation Committee discharges the Board's responsibilities relating to compensation of the Company's executives, including the establishment, maintenance and oversight of compensation and benefit policies and programs. The Compensation Committee also reviews the Company's senior management structure, periodically assesses the capabilities of the Company's officers, provides oversight of succession planning for the Chief Executive Officer and other senior management positions, and reviews compliance with the compensation rules, regulations and guidelines promulgated by the Securities and Exchange Commission ("SEC") and other laws as applicable. A more complete description of the powers and responsibilities delegated to the Compensation Committee is set forth in the Compensation and Human Resources Committee Charter, which is posted in the Investors section of our website at www.accuridecorp.com. Our Compensation Committee is currently comprised of Messrs. Busse, Davis and Rulseh, with Mr. Davis serving as Chairman. Mr. Davis serves on our Board as the representative of Accuride's largest stockholder, Cetus Capital, LLC, which the Board believes provides the Compensation Committee with an important perspective in providing oversight to the Company's pay practices and policies. The Board has determined that each of the members of the Compensation Committee is "independent" as defined in the New York Stock Exchange Rules.

        The Compensation Committee has the sole authority to determine the Chief Executive Officer's compensation. In fulfilling that responsibility, the Compensation Committee is responsible for annually reviewing and approving corporate goals and objectives relating to the compensation of the Chief Executive Officer, evaluating the performance of the CEO in light of those goals and objectives, and determining and approving the total compensation package of the CEO based on such evaluation. The Compensation Committee is further responsible for reviewing and approving the total compensation package of non-CEO executive officers as defined by Rule 3b-7 of the Exchange Act. To aid the Compensation Committee in setting compensation, our CEO provides recommendations annually to the Compensation Committee regarding the compensation for all executive officers, but does not actually set any NEO's compensation. Each member of our senior executive management team, in turn, participates in an annual performance review with the CEO and provides input about his or her contributions to our success for the relevant period. The Compensation Committee, with the participation of the CEO, reviews the performance of each senior executive officer annually.

        The Compensation Committee is also responsible for periodically reviewing and making recommendations to the Board with respect to the compensation of all non-employee directors.

        In fulfilling its responsibilities, the Compensation Committee has, from time to time, retained the services of a compensation consultant to assist it in determining the key elements of our compensation programs, as well as analyzing key executive management compensation relative to comparable companies. The Compensation Committee utilized the services of AonHewitt, an executive compensation consulting firm, as its independent compensation consultant. In addition to its executive compensation consulting role, AonHewitt also assists the Company with various human resources matters, including benefit and pension plan testing and actuarial services and proxy disclosure matters. In 2014, AonHewitt was paid approximately $36,000 in fees and expenses for providing compensation consulting services to the committee and, approximately $629,000 in payments from the Company (after accounting for reimbursements from Mass Mutual, the Company's 401(k) and pension plan administrator) for providing other services. The Compensation Committee reviewed the factors for consultant independence provided by the SEC and NYSE and, based upon that review, believes that there are no conflicts of interest or potential conflicts of interest that would unduly influence the provision of advice to the Compensation Committee.

        The Committee may delegate its responsibilities to a Section 16 and 162(m) Subcommittee to the extent necessary to allow the Company to avail itself of certain provisions of Section 16 of the Exchange Act and Section 162(m) of the Internal Revenue Code. Further, the Compensation Committee may delegate responsibility for (a) approving employment agreements and severance arrangements, (b) any change-in-control agreements and certain change-in-control provisions, and (c) any special or supplemental compensation and benefits as they relate to initial offers of employment of the CEO or executive officers to a subcommittee of the Compensation Committee or other members of the Board or management as the Compensation Committee deems appropriate, to the extent consistent with the Company's Bylaws and applicable law.

  Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance Committee (the "Nominating Committee") acts pursuant to a written charter adopted by the Board, which is available at the Investors section of our website at www.accuridecorp.com. The Nominating Committee establishes qualification standards for Board membership, identifies qualified individuals for Board membership, considers and recommends director nominees for approval by the Board and the stockholders and oversees the evaluation of the Board. The Nominating Committee considers suggestions from many sources, including stockholders, regarding possible candidates for director. Our Nominating Committee is comprised of Messrs. Busse, Kling and Risner, with Mr. Kling serving as Chairman. The Nominating Committee met two (2) times in conjunction with Board meetings during the 2014 fiscal year. The Board has determined that each of the members of the Nominating and Corporate Governance Committee is "independent" as defined in the New York Stock Exchange Rules.

        The Nominating Committee will consider director candidates recommended by stockholders. The Company has not received any recommendations from stockholders requesting that the Nominating Committee consider a candidate for inclusion among the Committee's slate of nominees in the Company's proxy statement for the 2015 Annual Meeting. In late-2012, after filing a Schedule 13D, Cetus Capital, LLC and certain of its affiliates engaged in negotiations with the Company that resulted in the parties entering into that certain Investors Agreement, dated December 19, 2012. Pursuant to the Investors Agreement, the Company agreed to appoint a designee of Cetus Capital as a member of our Board of Directors, and Robert E. Davis was appointed as that designee on January 29, 2013. Mr. Davis currently serves as Chairman of our Compensation Committee.

        As specified in the Company's Bylaws, stockholders recommending director candidates must provide, among other things, all information relating to such candidate that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or as otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and Rule 14a-11 thereunder, including such candidate's written consent to being named in the proxy statement as a nominee and to serving as a director if elected.

        In evaluating director nominees, the Nominating Committee considers the following skills and experience:

  •
  personal and professional integrity, ethics and values;

  •
  practical and mature business judgment, including ability to make independent analytical inquiries;

  •
  strategic planning and risk management expertise;

  •
  experience as a board member of another publicly held company, including audit, compensation, nominating and corporate governance related experience;

  •
  experience in corporate management, such as serving as an officer or former officer of a publicly held company and a general understanding of accounting, sales and marketing, finance and other disciplines relevant to the success of a publicly traded company in today's business environment;

  •
  manufacturing, technology, engineering and quality experience;

  •
  domestic and international experience in the industries the Company serves, including the commercial vehicle industry; and

  •
  regulatory compliance expertise.

        There are no stated minimum criteria for director nominees, and the Company does not have a formal policy on diversity of Board membership. In addition to the criteria listed above, the Nominating Committee may also consider such other factors as it deems are in the best interests of the Company and its stockholders. All candidates are reviewed in the same manner regardless of the source of the recommendation.

        The Nominating Committee identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company's business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining new perspectives. If any member of the Board does not wish to continue in service or if the Nominating Committee decides not to nominate a member for re-election, unless the Board determines not to fill a vacancy, the Nominating Committee will identify the desired skills and experience of a new nominee as outlined above. The Company has, in the past, engaged third parties to assist in identifying, evaluating and performing background checks on potential director nominees, and reserves the right to do so in the future.

        Stockholders may send any recommendations for director nominees or other communications to the Board or any individual director c/o Accuride Corporation, ATTN: Corporate Secretary, 7140 Office Circle, Evansville, IN 47715. All communications received will be reported to the Board or the individual directors, as appropriate.

  Non-employee Director Executive Sessions

        To promote open discussion among the non-employee directors, our non-management directors meet at regularly scheduled "executive sessions" in which those directors meet without management participation. The Chairman of our Board presides over these meetings. Additionally, in the event our non-employee directors include directors who are not also "independent" under NYSE rules, the "independent" directors will meet separately at least once per year in executive session. Interested parties may communicate directly with our non-employee directors by writing to Accuride Corporation, ATTN: Non-employee Directors, c/o Corporate Secretary, 7140 Office Circle, Evansville, IN 47715.

  Board Leadership Structure

        Under our Bylaws, our directors have the discretion to combine or separate the positions of Chairman of the Board and Chief Executive Officer as they deem appropriate in light of existing circumstances, and the two positions have been separated since February 2011. John W. Risner is the current Chairman of the Board and has held that position since our 2012 Annual Meeting of Stockholders. Previously, Mr. Risner served as our Lead Independent Director. Our current separation of roles allows our President and Chief Executive Officer to focus his efforts on running the Company while the Chairman of the Board coordinates the Board's activities. This separation of roles notwithstanding, we believe it is important that the President and Chief Executive Officer and the Chairman of the Board work together to ensure the Board is fully advised of important issues, trends and business developments. To that end, the flow of information between management and the Board is frequent, timely and substantive.

  Board Oversight of Risk

        Management is responsible for the Company's day-to-day risk management activities and processes, and our Board's role is to engage in informed oversight of and provide direction with respect to such risk management activities and processes. In fulfilling this oversight role, our Board focuses on understanding the nature of our enterprise risks, including risk in our operations, finances and strategic direction, as well as the adequacy of our risk assessment and risk management processes. Our Board performs this oversight function in a variety of ways, including the following:

  •
  the Board receives management updates on our business operations, financial results and strategy and, as appropriate, discusses and provides feedback with respect to risks related to those topics; and

  •
  the Audit Committee assists the Board in its oversight of risk management by discussing with management the Company's major financial, reporting, disclosure and regulatory and legal compliance risk exposures and the steps management has taken to monitor and control such exposures, including the Company's financial, reporting and disclosure activities and related risk management guidelines and policies.

  Compensation Programs and Policies Risk Assessment

        We conducted a risk assessment of our compensation programs and policies from a legal, human resources, auditing and risk management perspective and reviewed and discussed this assessment with the Compensation Committee. Based on this assessment, we concluded that we do not have any compensation programs or practices which would reasonably likely have a material adverse effect on our business.

Code of Ethics

        The Board has adopted a formal code of conduct that applies to all of the Company's employees, officers and directors. You can access the latest copy of the Code of Conduct as well as our Corporate Governance Guidelines and charters of the Audit Committee, Compensation and Human Resources Committee and the Nominating and Corporate Governance Committee of the Board in the Investors section of our website at www.accuridecorp.com. Additionally, these documents are available in print to any stockholder that requests them by writing to Accuride Corporation, ATTN: Corporate Secretary, 7140 Office Circle, Evansville, IN 47715.

 COMPENSATION OF NON-EMPLOYEE DIRECTORS

        The following Director Compensation Table sets forth summary information concerning the compensation earned in 2014 for services as non-employee directors to our Company.

	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Total
Robin J. Adams	$75,000	$60,002	$135,002
Keith E. Busse	$60,000	$60,002	$120,002
Robert E. Davis	$67,500	$60,002	$127,502
Lewis M. Kling	$67,500	$60,002	$127,502
John W. Risner	$90,000	$60,002	$150,002
James R. Rulseh	$60,000	$60,002	$120,002

(1)
All fees are shown in this column regardless of payment date or method. The amounts are detailed below:

	Base Retainer	Chairman	Audit Committee Chairman	Compensation & Human Resources Committee Chairman	Nominating & Corporate Governance Committee Chairman	Total
Robin J. Adams	$60,000	—	$15,000	—	—	$75,000
Keith E. Busse	$60,000	—	—	—	—	$60,000
Robert E. Davis	$60,000	—	—	$7,500	—	$67,500
Lewis M. Kling	$60,000	—	—	—	$7,500	$67,500
John W. Risner	$60,000	$30,000	—	—	—	$90,000
James R. Rulseh	$60,000	—	—	—	—	$60,000
(2)
These amounts represent the fair value on the date of grant, disregarding forfeitures related to service-based vesting conditions, in accordance with the Financial Accounting Standards Board's ("FASB") ASC Topic 718, Compensation—Stock Compensation, for RSUs granted to the directors. The awards for which expense is shown in this table include the awards described below:

	Grant Date	Restricted Stock Units Granted	Stock Option Shares Granted	Exercise Price	Grant Date Fair Value of Stock and Option Awards	Stock Option Shares Exercisable at 12/31/2014	Stock Option Shares Outstanding at 12/31/2014
Robin J. Adams	2/26/2014	13,762	—	—	$60,002	—	—
Keith E. Busse	2/26/2014	13,762	—	—	$60,002	—	—
Robert E. Davis	2/26/2014	13,762	—	—	$60,002	—	—
Lewis M. Kling	2/26/2014	13,762	—	—	$60,002	—	—
John W. Risner	2/26/2014	13,762	—	—	$60,002	—	—
James R. Rulseh	2/26/2014	13,762	—	—	$60,002	—	—

  Narrative to Director Compensation Table

        Directors serving on our Board do not receive any separate compensation for services performed as a director beyond that disclosed above. Except as otherwise noted below, since March 1, 2010 our non-employee director compensation structure has been as follows:

  •
  Each non-employee director receives an annual cash retainer of $60,000;

  •
  Additionally, the Chairman, the Lead Independent Director and each non-employee director Chairpersons of Board committees will receive the following annual retainers in addition to the non-employee director fees outlined above:

  •
  Chairman of the Board—$30,000 annual retainer;

  •
  Lead Independent Director—$20,000 annual retainer;

  •
  Audit Committee Chairperson—$15,000 annual retainer;

  •
  Nominating and Corporate Governance Committee Chairperson—$7,500 annual retainer; and

  •
  Compensation and Human Resources Committee Chairperson—$7,500 annual retainer.

        Further, each non-employee director of the Company receives an annual grant of Restricted Stock Units ("RSUs") valued at $60,000, with such RSUs vesting in full on the first anniversary of the grant date subject to continued service. New non-employee directors receive an initial grant of RSUs valued at $50,000, with such RSUs vesting in full on the fourth anniversary of the grant date subject to continued service.

        Under the Directors' Deferred Compensation Plan (the "DDCP"), non-employee directors may elect to defer payment of all or a specified part of their compensation earned during a given year, including any stock-based compensation. Deferred compensation will be distributed to the non-employee directors: (i) in a lump sum payment or installments, as the non-employee director may elect; and (ii) as of the first January 1 following the non-employee director's separation from the Company, unless the non-employee director has elected a different payment schedule.

        We reimburse directors for out-of-pocket expenses incurred in connection with their attendance at Board and Board Committee meetings.

 PROPOSAL No. TWO
ADVISORY VOTE ON APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY

        Deloitte & Touche LLP ("Deloitte") has been the independent registered public accounting firm for the Company since 1997 and, upon recommendation of the Audit Committee of the Board, their reappointment as the Company's independent registered public accounting firm for the 2015 fiscal year has been approved by the Board, subject to an advisory vote by the stockholders. Stockholder ratification of the selection of Deloitte as our independent registered public accounting firm is not required by our Bylaws or otherwise. However, the Board is submitting the selection of Deloitte to the stockholders for ratification as a matter of good corporate governance practice.

        The Company has been advised that a representative of Deloitte will be present at the Annual Meeting, will be available to respond to appropriate questions, and will be given an opportunity to make a statement if he or she so desires.

        The following table sets forth the aggregate fees (in thousands) billed or to be billed by our principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates for the following services during fiscal 2013 and 2014:

	2014 Fees	2013 Fees
Audit fees(1)	$1,270	$1,442
Audit-related fees(2)	7	—
Tax fees(3)	167	194
All other fees(4)	30	159

Total	$1,474	$1,795

(1)
Audit Fees: represents the aggregate fees billed or to be billed for professional services rendered for the audits of our annual financial statements and for the review of the financial statements included in our quarterly reports during such periods, or for services that are normally provided in connection with statutory and regulatory filings or engagements. Due to the fact that we conduct a fully integrated audit, we cannot determine the amount of fees related to Sarbanes-Oxley Act, Section 404 audit services.

(2)
Audit-related Fees: represents the aggregate fees billed or to be billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements, but are not included as Audit Fees, such as due diligence related to mergers and acquisitions.

(3)
Tax Fees: represents the aggregate fees billed or to be billed for professional services rendered for U.S. federal, state and foreign tax compliance, acquisition related tax integration and tax restructuring services.

(4)
All Other Fees: represents the aggregate fees billed or to be billed consisting of permitted non-audit services.

        All of these services for fiscal years 2014 and 2013 were approved by the Audit Committee in accordance with the pre-approval policies described below.

        In accordance with the Audit Committee charter, the Audit Committee's policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm, including the estimated fees and other terms of any such engagement. These services may include audit services, audit-related services, tax services and other permitted non-audit services. Any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. The

Audit Committee may elect to delegate pre-approval authority to one or more designated committee members in accordance with its charter. The Audit Committee considers whether such audit or non-audit services are consistent with the SEC's rules on auditor independence.

Vote Required; Recommendation of the Board of Directors

        Although not required to be submitted for stockholder approval, the Board is seeking an advisory vote on the appointment of the Company's independent registered public accounting firm for 2015. In the event stockholders do not approve the selection of Deloitte & Touche LLP by the affirmative vote of a majority of the shares represented, in person or by proxy, and voting at the Annual Meeting, the appointment of the Company's independent registered public accounting firm will be reconsidered by the Board.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE 2015 FISCAL YEAR.

 PROPOSAL No. THREE
APPROVAL OF THE
ADVISORY RESOLUTION ON THE COMPANY'S EXECUTIVE COMPENSATION

        We are asking our stockholders to approve on an advisory basis the 2014 compensation of our Named Executive Officers, as described in the Compensation Discussion and Analysis section, the compensation tables, and the accompanying narrative disclosure set forth in this proxy statement (commonly referred to as "Say-on-Pay"). While this vote is advisory, and not binding on our company, it will provide information to our Compensation Committee and management regarding investor sentiment about our executive compensation philosophy, policies and practices, which the Compensation Committee will consider when evaluating compensation for the remainder of 2015 and determining executive compensation for future years. We are providing this advisory vote as required pursuant to Section 14A of the Exchange Act. In accordance with the results of the 2011 stockholder advisory vote regarding the frequency of the advisory vote on the Company's executive compensation, this advisory vote will be presented on an annual basis unless otherwise disclosed. Following this year's advisory vote, the next scheduled advisory vote will take place at the 2016 Annual Meeting.

        As described more fully in the Compensation Discussion and Analysis portion of this proxy, our executive compensation program has been designed to attract, motivate and retain individuals with the skills needed to formulate, implement and execute strategy to further the creation of stockholder value. Our core compensation principles are designed to align management's interests with our stockholders' interests to support long-term value creation and pay for performance.

        In designing our 2014 compensation program, our Compensation Committee considered representative stockholder views as expressed by its Chairman, Robert Davis, who serves as the representative of our largest stockholder, Cetus Capital, LLC, and consulted with AonHewitt to provide information on competitive practices for incentive program design. Our 2014 compensation program sought to align executive compensation with both short-term and long-term goals, through market competitive base salaries, an annual cash incentive program and a long term equity incentive program.

        Our Compensation Committee established our 2014 annual cash incentive program to closely align management goals with those of the Company's stockholders. In doing so, the Compensation Committee selected pre-tax income/loss as the sole AICP performance metric in order to focus management on driving real returns to stockholders and to eliminate distortions that may be created by taxes. Further, the Compensation Committee modified the AICP to incent management to out-perform its initial annual budget forecast by setting the bonus payout for achieving the budget forecast at thirty percent (30%) of each participant's target bonus rather than paying target bonus for achieving the budget forecast. The Company's 2014 financial performance satisfied the minimum AICP threshold performance trigger and exceeded management's initial budget forecast. As a result the Company made payouts to participants in the 2014 annual cash incentive program. Payments to the Company's named executive officers under the 2014 annual cash incentive program are detailed in the compensation tables found in this proxy statement.

        In 2014, the Compensation Committee continued to divide the long-term incentive award program between performance vesting stock units (PSUs) with a three-year Return on Assets performance goal and restricted stock units (RSUs) with four-year back-end weighted service vesting, which enhance retention.

        We believe our executive compensation programs are appropriately designed and that our Board is engaged and making compensation decisions that (i) align management interests with those of our stockholders to support long-term value creation, (ii) award pay for performance, (iii) reflect company-unique circumstances, along with general economic and industry conditions, and (iv) consider the representative views of our stockholders.

        The Board, upon recommendation of the Compensation Committee, recommends that our stockholders vote in favor of the following advisory resolution:

  RESOLVED, that the stockholders approve, on an advisory basis, the compensation paid to the Company's named executive officers as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion contained in this proxy statement.

        Because the vote is advisory, it will not be binding upon the Board or the Compensation Committee. The Compensation Committee, however, will consider the vote outcome in determining future compensation policies.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE COMPANY'S EXECUTIVE COMPENSATION.

 OTHER INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires the Company's directors, executive officers and persons who own more than 10% of a registered class of the Company's equity securities to file certain reports regarding ownership of, and transactions in, the Company's securities with the Securities and Exchange Commission (the "SEC"). Such officers, directors and 10% stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms that they file.

        Based solely on its review of such forms furnished to the Company and written representations from certain reporting persons, the Company believes that all filing requirements applicable to the Company's executive officers, directors and more than 10% stockholders were complied with during the fiscal year ended December 31, 2014.

Share Ownership by Principal Stockholders and Management

        The following table sets forth, based on information we have as of March 9, 2015, the beneficial ownership of our common stock by:

  •
  all persons known to us to be the beneficial owners of more than 5% of our common stock;

  •
  each of the Named Executive Officers;

  •
  each current director; and

  •
  all directors and executive officers as a group.

As of March 9, 2015, there were 47,801,390 shares of common stock issued and outstanding.

        Unless otherwise indicated, each of the holders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws, where applicable. Percentage of ownership is based on 47,801,390 shares of common stock outstanding on March 9, 2015. In addition, if applicable, shares of common stock underlying our restricted stock units, which currently vest within 60 days, are deemed outstanding for computing the percentage of the person holding such equity awards, but are not deemed outstanding for computing the percentage of any other person or group.

The address for individuals for whom an address is not otherwise indicated is c/o Accuride Corporation, 7140 Office Circle, Evansville, IN 47715.

	Shares of Common Stock Beneficially Owned	Approximate % of Common Stock Beneficially Owned(1)
5% Holders:
Entities affiliated with Cetus Capital, LLC(2)	8,265,493	17.3%
8 Sounds Shore Drive, Suite 303
Greenwich, CT 06830
Entities affiliated with Coliseum Capital Management, LLC(3)	7,154,598	15.0%
Metro Center, 1 Station Place, 7th Floor South
Stamford, CT 06902
Entities affiliated with Rutabaga Capital Management LLC(4)	2,771,480	5.8%
64 Broad Street, 3rd Floor
Boston, MA 02109
Directors & Named Executive Officers:
Robin J. Adams	42,189	*
Keith E. Busse	55,597	*
Richard F. Dauch(5)	262,329	*
Robert E. Davis(6)	8,265,493	17.3%
Lewis M. Kling	33,474	*
John W. Risner(7)	85,097	*
James R. Rulseh	22,189	*
David G. Adams(8)	31,159	*
Scott D. Hazlett(9)	29,106	*
Stephen A. Martin(10)	40,740	*
Gregory A. Risch(11)	32,047	*
All current directors and executive officers as a group (12 persons)(12)	755,961	1.6%

*
Less than 1%

(1)
The beneficial ownership percentages in this table have been calculated in accordance with Rule 13d-3(c) of the Exchange. Under Rule 13d-3(c), shares of common stock that are not outstanding, but that are issuable upon vesting of restricted stock units, have been deemed to be outstanding for the purpose of computing the percentage of outstanding shares of common stock owned by each person in the table, and are not deemed to be outstanding for the purpose of computing the percentage of the shares of common stock beneficially owned by any other person in the table.

(2)
Based on the (i) Schedule 13D/A jointly filed on December 5, 2013 by Cetus Capital, LLC ("Cetus"), Cetus Capital II, LLC ("Cetus II"), Littlejohn Associates III, L.L.C. ("Littlejohn Associates III"), Littlejohn Associates IV, L.L.C. ("Littlejohn Associates IV"), and Littlejohn Opportunities GP LLC ("Littlejohn Opportunities GP"), all Delaware limited liability companies; Littlejohn Fund III, L.P. ("Littlejohn Fund III") and Littlejohn Fund IV, L.P. ("Littlejohn Fund IV"), both Delaware limited partnerships; Littlejohn Opportunities Master Fund LP, a Cayman Islands limited partnership ("Littlejohn Opportunities"); SG Distressed Fund, LP, a Delaware limited partnership ("SG Distressed Fund"); Robert E. Davis; and Richard E. Maybaum, (ii) Form 4 filed by Cetus and SG Distressed Fund on November 10, 2014 (as amended by a Form 4/A filed by Cetus and SG Distressed Fund on February 18, 2015), and (iii) Form 4 filed by Mr. Robert E. Davis on February 27, 2015. Each of Cetus, Littlejohn Fund III and Littlejohn

  Associates III has the sole power to vote and sole power to dispose of 2,375,763 shares. Each of Cetus II, Littlejohn Fund IV and Littlejohn Associates IV has the shared power to vote and shared power to dispose of 4,159,472 shares of common stock. Littlejohn Opportunities has the sole power to vote and sole power to dispose of 1,143,680 shares of common stock. Littlejohn Opportunities GP has the sole power to vote and sole power to dispose of 1,621,481 shares of common stock. SG Distressed Fund has the sole power to vote and sole power to dispose of 477,801 shares of common stock. Robert E. Davis has the sole power to vote and the sole power to dispose of 100,127 shares of common stock (see Note 6 below). Richard E. Maybaum has the sole power to vote and the sole power to dispose of 8,650 shares of common stock. Littlejohn Associates III, the general partner of Littlejohn Fund III, the sole member of Cetus, may be deemed the beneficial owners of the shares held by Cetus. Littlejohn Associates IV, the general partner of Littlejohn Fund IV, the sole member of Cetus II, may be deemed the beneficial owners of the shares held by Cetus II. Littlejohn Opportunities GP, the general partner of Littlejohn Opportunities, may be deemed the beneficial owners the shares held by Littlejohn Opportunities. Certain principals of Littlejohn Associates III, Littlejohn Associates IV and Littlejohn Opportunities GP jointly control Littlejohn Associates III, Littlejohn Associates IV and Littlejohn Opportunities GP. Each of Cetus, Cetus II, Littlejohn Associates III, Littlejohn Associates IV, Littlejohn Opportunities GP, Littlejohn Fund III, Littlejohn Fund IV, Littlejohn Opportunities, SG Distressed Fund, Robert E. Davis and Richard E. Maybaum disclaim beneficial ownership of these securities except to the extent of its or his pecuniary interest therein, and the inclusion of these shares shall not be deemed an admission of beneficial ownership for any purpose.

(3)
Based on the Schedule 13G/A jointly filed on February 18, 2015 and the Form 4 filed on March 4, 2015 by Coliseum Capital Management, LLC, a Delaware limited liability company ("CCM"), Coliseum Capital, LLC, a Delaware limited liability company ("CC"), Coliseum Capital Partners, L.P., a Delaware limited partnership ("CCP"), Coliseum Capital Partners II, L.P., a Delaware limited partnership ("CCP2"), Adam Gray and Christopher Shackelton. The reporting person may be deemed to be members of a group with respect to the common stock owned of record by CCP, CCP2 and a separate account managed by CCM. CCP is the record owner of 4,092,454 shares of common stock, CCP2 is the record owner of 1,241,940 shares of common stock and the separate account is the record owner of 1,897,161 shares of common stock. Adam Gray and Christopher Shackelton are listed as Managers of one or more of the reporting entities.

(4)
Based on the Schedule 13F filed with the SEC on February 13, 2015 by Rutabaga Capital Management LLC.

(5)
Mr. Dauch's beneficial ownership includes 40,432 shares of common stock held indirectly in the name of the Richard F. Dauch Revocable Trust and 10,000 shares of common stock held by his spouse. Mr. Dauch's beneficial ownership also includes 14,644 shares that vested on May 18, 2012, 8,955 shares that vested on May 18, 2013, 6,406 shares that vested on May 18, 2014, and 11,604 shares that vested on March 5, 2015 but were deferred indefinitely pursuant to the provisions of the award agreement relating to Section 162(m) of the tax code. Mr. Dauch's beneficial ownership also includes 49,503 shares issuable pursuant to an option to purchase exercisable at $8.00 per share.

(6)
Mr. Davis' beneficial ownership includes 100,127 shares of common stock, which Mr. Davis has the sole power to vote and the sole power to dispose of. All other shares of common stock indicated as owned by Mr. Davis are included solely because of his affiliation with the entities affiliated with Cetus identified in Note 2 above. Mr. Davis disclaims beneficial ownership of all shares owned by such entities affiliated with Cetus except to the extent of any indirect pecuniary interest therein, and the inclusion of these shares shall not be deemed an admission of beneficial ownership for any purpose.

(7)
Mr. Risner's beneficial ownership includes 1,000 shares of common stock held indirectly in the name of the Daniel W. Risner 2004 Trust and 1,000 shares of common stock held indirectly in the name of the Nicholas J. Risner 2004 Trust.

(8)
Mr. Adams' beneficial ownership includes 10,260 shares issuable pursuant to an option to purchase exercisable at $8.00 per share.

(9)
Mr. Hazlett's beneficial ownership includes 10,800 shares issuable pursuant to an option to purchase exercisable at $8.00 per share.

(10)
Mr. Martin's beneficial ownership includes 9,540 shares issuable pursuant to an option to purchase exercisable at $8.00 per share.

(11)
Mr. Risch's beneficial ownership includes 7,740 shares issuable pursuant to an option to purchase exercisable at $8.00 per share.

(12)
Includes shares of Common Stock issuable upon the exercise of fully exercisable options and the vesting of restricted stock units within the next sixty days. The total number of shares listed does not double count the shares that may be beneficially attributable to more than one person. The total number of shares listed excludes the 8,264,493 shares held by entities affiliated with Cetus Capital, LLC, which may be attributable to Mr. Davis due to his affiliation with the Cetus Capital and Littlejohn entities identified in Note 2 above. Mr. Davis disclaims beneficial ownership of all shares owned by such Cetus Capital and Littlejohn entities except to the extent of any indirect pecuniary interest therein.

 EXECUTIVE OFFICERS

        Set forth below is information concerning our executive officers as of March 9, 2015. Information regarding our directors is set forth in "Proposal No. One—Election of Directors" presented earlier in this proxy statement.

Name	Age	Position(s)
Richard F. Dauch	54	President and Chief Executive Officer
David G. Adams	65	President—Brillion Iron Works
Mary E. Blair	52	Senior Vice President/Supply Chain Management
Scott D. Hazlett	59	Senior Vice President/Operations Accuride
Stephen A. Martin	45	Senior Vice President/General Counsel & HR and Corporate Secretary
Gregory A. Risch	43	Senior Vice President/Chief Financial Officer

        The principal occupations and positions for at least the past five years of the executive officers named above are as follows:

        Richard F. Dauch.    Please see Mr. Dauch's biography set forth in "Election of Directors," presented above.

        David G. Adams has served as President of Brillion Iron Works since August 2013 and served as the Company's Senior Vice President/Chief Technology Officer and Brillion from November 2011 to August 2013 and Senior Vice President/Chief Technology Officer from April 2011 to November 2011. Prior to joining Accuride, Mr. Adams served as President, Chief Executive Officer and board member for Horton Holding Inc., a truck component manufacturer, from December 2007 to June 2010 and held various executive positions at ZF Friedrichshafen AG in a joint venture between Ford Motor Co. and ZF; including President, Chief Executive Officer and board member for ZF Batavia LLC in Cincinnati, Ohio from 1999 to 2003. Mr. Adams also served in various executive positions at Volvo Construction Equipment, CDI Transportation/Modern Engineering, Rockwell International, Sheller-Globe Corporation, and Chrysler Corporation, where he attended the Chrysler Institute of Engineering. Mr. Adams holds a B.S. degree in Aerospace Engineering from the University of Michigan, an M.S. degree in Mechanical Engineering from the University of Michigan and an M.B.A. from Michigan State University and also attended Dartmouth College.

        Mary E. Blair is the Senior Vice President of Supply Chain and has been in this role since October 2011. Ms. Blair is responsible for managing Accuride's global supply chain initiatives and leads a team of seven disciplines. Previously, Ms. Blair was Vice President of Global Procurement at United Components, Inc. from 2008 until joining Accuride in 2011. Prior to UCI, Ms. Blair served as Director-Global Sourcing for International Truck and Engine Corporation (Navistar) from 2006 to 2008. From 1984 to 2006, Ms. Blair had a distinguished career with General Motors Corporation. For GM, she served in various leadership roles in Worldwide Purchasing and Supply Chain, including most recently as Global Director-Chemical Commodities. Ms. Blair also was named Professional Fellow for her advancement in technical expertise within the chemical commodity area. Ms. Blair is a graduate of Ferris State University in Michigan and earned an M.B.A. from Central Michigan University. She is currently pursuing her Ph.D. from Capella University in Business, specializing in global leadership. Ms. Blair serves on the board of directors of the University of Evansville-Institute of Global Enterprise.

        Scott D. Hazlett has served as the Company's Senior Vice President/Operations, where he leads the Company's wheels and Gunite business units, since September 2012 and as Senior Vice President/General Manager of Accuride Wheels from September 2011 through September 2012. Prior to joining the Company, from April 2006 to March 2011, Mr. Hazlett served as President and CEO with MachineryLink, Inc. From October 2005 to April 2006, Mr. Hazlett was a Partner with Conway, Mackenzie & Dunleavy, an industrial turnaround and restructuring firm. From August 2001 to April 2005, he served as Group President of Tri-Mas Corporation's Cequent Unit, a market leader in transportation accessories, cargo management and weight distribution products for the auto, recreational vehicle and light-duty trailer segments. Prior to his tenure at Tri-Mas, commencing in July 1995, Mr. Hazlett was with Case Corporation and CNH Global, where he assumed successive senior management roles, inclusive of Vice President and General Manager of Case Corporation's North American aftermarket business, and later, Senior Vice President and General Manager of CHN's global agricultural aftermarket businesses. He began his industrial career at James River Corporation in February 1991. Mr. Hazlett's corporate career was preceded by his ten years of service with the U.S. Army as a field artillery officer. Mr. Hazlett holds a B.S. in Industrial Management from the United States Military Academy at West Point, an M.B.A. from Long Island University and a Master of Education from Auburn University. Mr. Hazlett also completed the University of Virginia's Darden School of Business Executive Management Program.

        Stephen A. Martin has served as the Company's Senior Vice President/General Counsel and Human Resources and as Corporate Secretary since August 2013. Prior to that, he served as the Company's Senior Vice President/General Counsel and Corporate Secretary from August 2010 to August 2013 and as the Vice President/General Counsel and Corporate Secretary since March 2008. Mr. Martin previously served in various roles of increasing responsibility in the Company's legal department since joining the Company in December 2005. Mr. Martin served as an officer of Accuride during its Chapter 11 restructuring. Prior to joining Accuride, Mr. Martin was an attorney at Latham & Watkins LLP from January 2002 through October 2005. Prior to attending law school, Mr. Martin served as an officer in the U.S. Air Force for over six years. Mr. Martin received a B.S.E.E. from the University of Miami, an M.S.E.E. from the University of Southern California and a J.D. from Duke University School of Law.

        Gregory A. Risch has served as the Company's Senior Vice President/Chief Financial Officer since December 2013. Mr. Risch previously served as Vice President/Chief Financial Officer from March 2012 to December 2013, Vice President/Interim Chief Financial Officer from October 2011 through February 2012, Vice President/Chief Accounting Officer from January 2010 through September 2011 and in various other capacities over the last 16 years, including as Director of Financial Planning and Reporting from January 2008 through December 2009, Assistant Controller from May 2005 to December 2007, Plant Controller from August 2001 through April 2005, General Accounting Manager from April 1999 through July 2001, and Accountant/Analyst from August 1994 through March 1999. Mr. Risch served as an officer of Accuride during its Chapter 11 restructuring. Mr. Risch received a B.A. degree from Kentucky Wesleyan College.

 EXECUTIVE OFFICER COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
Compensation Discussion and Analysis

        The following discussion and analysis of compensation arrangements of our Named Executive Officers ("NEOs") for 2014 should be read together with the compensation tables and related disclosures set forth below. This discussion contains forward looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt may differ materially from currently planned programs as summarized in this discussion.

        In 2014, our NEOs were, as follows:

Richard F. Dauch	President and Chief Executive Officer
Gregory A. Risch	Senior Vice President/Chief Financial Officer
David G. Adams	President/Brillion Iron Works
Scott D. Hazlett	Senior Vice President/Operations Accuride
Stephen A. Martin	Senior Vice President/General Counsel & HR and Corporate Secretary

Executive Summary

        Our Compensation and Human Resources Committee ("Compensation Committee") annually reviews the Company's compensation programs and evaluates ways to align management with stockholder interests through compensation structures that emphasize pay for performance. In fulfilling its responsibilities, the Compensation Committee periodically consults with its independent compensation consultant, AonHewitt, to stay advised of market competitive compensation practices. Further, the Compensation Committee is pleased to directly hear and consider representative stockholder views by having the designee of our largest stockholder, Cetus Capital, LLC, serve as the Chairman of the Compensation Committee.

        In 2014, the Compensation Committee continued its emphasis on "pay for performance" in structuring the Company's compensation programs while still being mindful of the Company's past compensation practices and company-specific facts and circumstances. In particular, for 2014 the Compensation Committee:

  •
  Modified the 2014 annual cash incentive program to incent management to out-perform its initial annual budget forecast by setting the bonus payout for achieving the budget forecast at thirty-percent (30%) of each participant's target bonus rather than paying target bonus for achieving the budget forecast;

  •
  Established a bonus payout scale for the 2014 annual cash incentive program that reflects a stockholder-biased sharing ratio for results between threshold and maximum performance goals that allocated (i) seventy-five percent (75%) of each incremental dollar of pre-tax income in excess of budget performance to stockholders and twenty-five percent (25%) to the management bonus-pool and (ii) a reduced sixty percent of each dollar below budget to stockholders and forty percent (40%) reduction to the management bonus-pool;

  •
  Returned the annual incentive program to its traditional all cash structure, discontinuing the unique 2013 structure that allocated any earned incentives evenly between cash and one-year time vesting equity, which was introduced into the program in part to help conserve cash during a period of uncertain industry and economic conditions (no incentives were earned or paid under the 2013 annual incentive program); and

  •
  Continued to divide the long-term equity incentive program awards between performance vesting stock units (PSUs) with a three-year Return on Assets performance goal (defined as pre-tax income divided by average total assets) and restricted stock units (RSUs) with four-year back-end weighted service vesting, which enhances the retention aspect of such awards.

The Compensation Committee believes these changes strike an appropriate balance between market competitive compensation that allows the Company to attract and retain talented management and at-risk compensation that incents management to deliver superior financial results and then rewards such results when delivered.

        In addition, the Compensation Committee remains committed to sound corporate governance practices and has, to that end, implemented the following practices and policies to assist in aligning interests between stockholders and executives:

Compensation Practice:	Policy:
Independent compensation consultant	Our Compensation Committee retains an independent compensation consultant to advise on executive compensation policies and practices.
Pay for Performance	A significant percentage of our NEO's total direct compensation package is performance-based.
Executive perquisites	We have no executive perquisites.
Compensation risk assessment	A risk assessment of our compensation programs is performed on an annual basis.
Annual stockholder "Say on Pay"	Our Board of Directors seeks an annual non-binding advisory vote from stockholders to approve the executive compensation disclosed in our CD&A.
Consideration of stockholder points of view	Our Board of Directors has appointed the representative of our largest stockholder to serve as Chairman of our Compensation Committee.
Stock ownership guidelines	We have stock ownership guidelines of 6x annual cash retainer for non-employee directors, 4x base salary for our CEO and 2x base salary for our Senior Vice Presidents.

        The Compensation Committee remains committed to structuring our executive compensation programs to require achievement of key strategic and financial objectives, reward superior results and align management's interests with those of the Company's stockholders.

Compensation Objectives

        Our objectives in establishing compensation for executive officers, including our NEOs, are as follows:

  •
  Attract and retain individuals of superior ability and leadership talent;

  •
  Ensure senior officer compensation is aligned with our corporate strategies, business objectives and the long-term interests of our stockholders;

  •
  Increase the incentive to achieve key strategic and superior financial performance measures by linking incentive award opportunities to the achievement of performance goals in these areas; and

  •
  Enhance the officers' incentive to increase our stock price and maximize stockholder value by providing compensation opportunities in the form of equity.

        Our compensation structure has historically consisted of a fixed base salary, an annual performance-based cash incentive program and a long-term incentive program ("LTIP"), which was adjusted in 2013 to include equity awards that vest based upon achieving pre-determined metrics in addition to service-based RSUs. Accordingly, our senior executive management team members have had a substantial portion of their potential compensation tied to performance- and incentive-based programs based on the financial performance of the Company. This mix of compensation is intended to ensure that total compensation reflects our overall success or failure and to motivate executive officers to meet appropriate performance measures. Total compensation is allocated between cash and equity compensation based on competitive market practice and our desire to balance short-term financial and operating performance achievements with long-term value creation.

Determination of Compensation and Awards

        The Compensation Committee has the primary authority to review and determine the compensation paid to the Company's executive officers. The Compensation Committee has, from time to time, retained the services of a compensation consultant to assist it in determining the key elements of our compensation programs, as well as analyzing key executive management compensation relative to comparable companies. In structuring the Company's 2014 compensation program, the Compensation Committee considered data and advice provided by AonHewitt, its independent compensation consultant since August 2012. The Compensation Committee will periodically review current market compensation data and request various analyses related thereto so that it may keep informed about compensation levels, emerging compensation design practices, as well as competitive trends and issues.

        The Compensation Committee also considers representative stockholder views as expressed by Mr. Davis and seeks the advice of Mr. Dauch with respect to the performance and compensation of the NEOs.

Impact of Advisory Vote Approving Executive Compensation

        At our 2014 annual meeting, we held our fourth "Say on Pay" vote, affording stockholders the opportunity to cast an advisory vote on the compensation programs for our NEOs. Approximately 88% of the stockholders that affirmatively voted approved our compensation program at the 2014 meeting. The Compensation Committee believes that the affirmative 2014 vote reflects stockholder support of the Company's approach and philosophy toward executive compensation. The Compensation Committee will continue to consider the outcome of future Say on Pay votes when making future compensation decisions for our NEOs.

Compensation Benchmarking and Peer Group

        As part of its overall philosophy in creating competitive compensation structures that will attract and retain qualified management personnel, the Compensation Committee, with the assistance of its independent compensation consultant, from time-to-time compares base salary structures and annual and long term incentive compensation to our market sector and industry peers. Since 2013, our peer group has consisted of the following ten companies that the Compensation Committee believes are reasonably similar to Accuride in size, industry, business operation, and competitive landscape:

Commercial Vehicle Group, Inc.	Iochpe-Maxion S.A.	Meritor, Inc.
Modine Manufacturing Company	Remy International, Inc.	Shiloh Industries, Inc.
Stoneridge, Inc.	Superior Industries International, Inc.	Titan International, Inc.
Tower International, Inc.

        We typically target the aggregate value of our total compensation, as well as individual components of our compensation structure, at approximately the median level of market consensus compensation

(based upon peer group data) for most executive officer positions. However, we strongly believe in developing and promoting, where appropriate, internal management talent and in retaining the best talent among our senior executive management team. To retain and motivate these key individuals, the Compensation Committee may determine that it is in our best interests to provide a total compensation packages that may deviate (in whole or in part) from the general principle of targeting total compensation at the median level of market consensus compensation. Equity grant guidelines have historically been set by job level, using market survey data and current guidelines to determine the appropriate annual grant levels for the upcoming year. While target compensation is generally set near the market median, actual compensation delivered to executives may vary above or below market median depending on actual results as compared to performance goals established under our incentive programs.

Base Compensation

        An NEO's base salary is based on his or her performance as well as comparable compensation of similar executives in compensation surveys and our peer group. The Compensation Committee reviews base salary annually and may consider data from compensation research using survey data as well as actual salaries reported in the proxy statements of peer group companies, and reserves the right to periodically adjust executive base salaries taking into consideration such factors as the individual's performance, the competitive market data and other factors as deemed appropriate in its discretion. Based on Mr. Dauch's assessment of Mr. Risch and his recommendation, the Compensation Committee approved an increase in Mr. Risch's base salary by approximately six percent (6%), effective July 1, 2014. Otherwise, 2014 base salaries remained consistent with 2013 salaries for all NEOs.

Performance-Based Compensation

        Historically, our compensation programs have been structured to reward executive officers based on our performance and the Compensation Committee's assessment of the individual executive's contribution to that performance. This allows executive officers to receive incentive compensation in the event certain specified corporate performance measures are achieved. In determining the compensation awarded to each NEO based on performance, the Compensation Committee has historically evaluated corporate performance and an executive's performance in a number of areas, including, where applicable, the performance of the business units they lead. The Compensation Committee reserves the right to periodically grant discretionary bonus to executives and other employees after taking into consideration such factors as the individual's performance, the performance of the business unit or function the individual leads, and other factors as deemed appropriate in its discretion. Based upon Mr. Dauch's assessment of Mr. Hazlett's performance in leading the Company's Wheels and Gunite business units during 2014, each of which achieved substantial incremental improvement in earnings, and his recommendation, the Compensation Committee approved a discretionary bonus for Mr. Hazlett in the amount of $40,000.

Annual Performance-Based Incentive Cash Compensation ("AICP")

        Our AICP is designed to provide annual performance-based cash incentives aligned with short-term Company goals and objectives. It is further designed to intensify executive officers' focus on Company financial performance, value creation and achievement of Company goals through "at risk" compensation. Subject to the discretion of the Compensation Committee provided under the AICP governing documents, no payment is earned by an NEO unless the threshold goal is achieved. There is no guaranteed minimum payout under the AICP.

        The Compensation Committee, with input from the senior executive team, establishes annual performance goals for the AICP program based in part on our past performance, expected industry trends, our projected revenue and earnings budgets for the plan year, and the Compensation

Committee's desire to motivate the achievement of financial goals that show significant performance improvement. For the 2014 performance period, the Compensation Committee:

  •
  Continued to use pre-tax income as the sole performance metric, which was consistent with the 2013 AICP;

  •
  Modified the 2014 annual cash incentive program to incent management to out-perform its initial annual budget forecast by setting the bonus payout for achieving the budget forecast at thirty-percent (30%) of each participant's target bonus rather than paying target bonus for achieving the budget forecast;

  •
  Established a bonus payout scale for the 2014 annual cash incentive program that reflects a stockholder-biased sharing ratio for results between threshold and maximum performance goals that allocated (i) seventy-five percent (75%) of each incremental dollar of pre-tax income in excess of budget performance to stockholders and twenty-five percent (25%) to the management bonus-pool and (ii) a reduced sixty percent of each dollar below budget to stockholders and forty percent (40%) reduction to the management bonus-pool; and

  •
  Returned the annual incentive program to its traditional all cash structure, discontinuing the unique 2013 structure that allocated any earned incentives evenly between cash and one-year time vesting equity, which was introduced into the program in part to help conserve cash during a period of uncertain industry and economic conditions (no incentives were earned or paid under the 2013 annual incentive program).

        The resulting 2014 AICP structure for our NEOs may be summarized as follows:

Position	Threshold (% of base salary)	Budget (% of base salary)	Target (% of base salary)	Maximum (% of base salary)
President/CEO	1%	30%	100%	180%
Senior Vice Presidents	0.75%	22.5%	75%	135%

        As summarized above, in order to incent management to outperform its forecasted performance, the Compensation Committee determined that AICP participants would receive thirty-percent of their target AICP bonus opportunity if Accuride achieved pre-tax loss of $10.6 million. The 2014 AICP bonus opportunity would be reduced using a sharing ratio of 60/40 in favor of stockholders for a pre-tax loss that was greater than $10.6 million, down to the threshold performance metric of a pre-tax loss of $13.6 million. Alternatively, the 2014 AICP bonus opportunity would be increased using a sharing ratio of 75/25 in favor of stockholders in the event that pre-tax loss was less than $10.6 million, up to a maximum bonus opportunity of one-hundred eighty percent (180%) of participants' target bonus opportunities in the event that Accuride achieved pre-tax income of $18.7 million.

        The Company's actual pre-tax loss was approximately $4.6 million on sales of approximately $705.2 million, which fell between the Budget and Target payout levels under the 2014 AICP structure. In evaluating management's performance during the 2014 performance period, the Compensation Committee noted the following substantial improvement over the Company's 2013 pre-tax results:

	2013		2014
Revenue	$642.9M		$705.2M
Pre-tax Gain/(Loss)	$(36.7M	)	$(4.6M	)

The Compensation Committee believes the 2014 financial performance was evidence that the "Fix" portion of management's "Fix and Grow" strategy is yielding the intended results. After evaluating the previously established performance metrics and taking into account certain discretionary adjustments for non-recurring items such as costs associated with growth initiatives, litigation matters and inventory adjustments, the Compensation Committee approved a payout that was approximately 73% of each NEO's Target bonus with the exception of Mr. Adams, who received a payout that was approximately 35% of this Target bonus as a result of the Brillion business unit not meeting earnings goals and operational expectations. AICP payments earned in 2014 were paid to participants in 2015 upon approval of the Compensation Committee.

Long-Term Incentive Plan ("LTIP")

        As previously disclosed, the Compensation Committee has evolved Accuride's LTIP structure to provide an increased emphasis on pay for performance. As in 2013, the Compensation Committee equally divided the 2014 target equity award value between RSUs and PSUs. The RSU's will continue to vest in a back-end weighted vesting schedule and the PSUs will continue to vest at the end of three years based upon management's achievement of a threshold three-year average return on assets metric. In the event the threshold return on asset metric is not satisfied, the PSUs will not vest and no shares will be issued to award recipients. Stock earned under the 2014 PSU awards, if any, may range from fifty percent (50%) to one-hundred fifty percent (150%) of target, depending on average return on assets performance above the threshold metric. For this purpose, return on assets is defined as pre-tax income divided by average total assets in each of 2014, 2015 and 2016. Return on assets was selected as the performance metric to incent management to increase revenues, reduce costs and prudently manage the Company's asset base. In the event of a Change in Control, the PSUs will vest pro-rata assuming Target level performance and determined by dividing the number of full months elapsed in the performance period through the date of the Change in Control by thirty-six; provided, however, that the Compensation Committee may, in its sole discretion, adjust the number of vested PSUs based upon its view of the achievement of the performance goal to date immediately prior to the consummation of such Change in Control.

        For the 2014 grants, the annual target LTIP values for our NEOs were:

Richard F. Dauch	$1,090,000
Gregory A. Risch	$198,746
David G. Adams	$213,745
Scott D. Hazlett	$255,008
Stephen A. Martin	$198,746

The Compensation Committee used $4.36, the closing market price on February 26, 2014, which was the date the Committee approved the awards for converting the approved dollar values into shares. However, Mr. Dauch's equity award was not effective until March 22, 2014 in order to comply with limitations under the Company's Amended and Restated 2010 Incentive Award Plan, which was in effect until the Company's 2014 annual meeting. Accordingly, the grant date fair value for Mr. Dauch's award shown in the Summary Compensation Table, which was determined on March 22, 2014, differs from the number above.

        These long-term incentive targets, when considered in conjunction with current base salaries and short-term cash incentives under the AICP, were designed to provide a competitive total compensation opportunity for our NEOs. However, the actual value to be received by each NEO will, of course, depend upon his continued employment through the vesting period, the value of our common stock at the time the RSUs and PSUs vest, as well as the number of PSUs that may be earned based on our performance.

Other Elements of Compensation and Perquisites

        NEOs are also eligible to participate in various employee benefit plans that we provide to all employees and executives in general.

Compensation Recovery Policy

        We have historically maintained a clawback policy relating to LTIP awards, which provided for forfeiture or repayment of awards if a participant violated any non-compete or non-solicitation covenants and have included this feature in all LTIP award agreements since 2011. The Compensation Committee intends to include that feature in all future LTIP awards.

Policies with Respect to Equity Compensation Awards

        Equity awards are typically made under the compensation programs discussed above at meetings of the Compensation Committee, typically in the February time-frame of each year to coincide with the completion of annual performance reviews and the date in which annual non-employee director grants are made. The Compensation Committee may also make grants of equity incentive awards in its discretion, including in connection with the hiring of new executives or upon promotion. In such case the effective date of such grants may be in the future.

Stock Ownership Guidelines

        As a further method of aligning director and executive interest with that of the stockholder, we have established stock ownership guidelines for our directors and senior executives. Under the stock ownership guidelines, each director and senior executive officer is expected to hold Common Stock that has a fair market value of a multiple of his or her base annual cash retainer (for directors) or salary (for senior executives) within four years, in the case of directors, and five years, in the case of senior executives, from the Company's emergence from bankruptcy or his or her first grant of stock, whichever is later. These stock ownership guidelines are as follows:

Executive	Ownership Multiple
Directors	6.0 times
CEO	4.0 times
Senior Vice Presidents	2.0 times

Policy Regarding Tax Deductibility of Compensation

        Within its performance-based compensation program, the Company aims to compensate the senior executive management team in a manner that is tax effective for the Company. However, the Compensation Committee may determine that it is appropriate to pay compensation which is not deductible from time-to-time.

[End of Compensation Discussion and Analysis.]

 COMPENSATION AND HUMAN RESOURCES COMMITTEE REPORT

        The following is the report of the Compensation and Human Resources Committee ("Compensation Committee"). The Compensation Committee is comprised of Robert E. Davis (Chairman), Keith E. Busse, and James R. Rulseh. The compensation matters described in the Compensation Discussion and Analysis of this proxy statement reflect the decisions of the members of the Compensation Committee.

Review with Management

        The Compensation and Human Resources Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Annual Report with management.

Conclusion

        Based on the reviews and discussions referred to above, the Compensation and Human Resources Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company's proxy statement for filing with SEC.

By the Members of the Compensation and Human Resources Committee
Robert E. Davis, Chairman Keith E. Busse James R. Rulseh

 COMPENSATION OF NAMED EXECUTIVE OFFICERS
SUMMARY COMPENSATION TABLE—2014

        The following table summarizes the annual compensation paid to or earned by our CEO, CFO, and the three other most highly-compensated executive officers of the Company who were serving as executive officers at the end of fiscal year 2014. The table reflects compensation received for fiscal years 2014, 2013, and 2012 by each individual that qualified as a Named Executive Officer in the listed year.

	Year	Salary	Bonus(1)	Stock Awards(2)	Option Awards(3)	Non-Equity Incentive Plan Compensation(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation(5)	Total
Richard F. Dauch	2014	$675,000	—	$1,137,500	—	$495,113	—	$23,989	$2,331,601
(President & CEO)	2013	$675,000	—	$922,185	—	—	—	$23,625	$1,620,810
	2012	$662,500	$135,000	$773,432	$207,418	—	—	$25,282	$1,803,632
Gregory A Risch	2014	$257,500	—	$198,746	—	$145,783	$4,368	$9,510	$615,907
(Senior VP/ CFO)	2013	$247,500	—	$149,040	—	—	$(8,681)	$8,663	$396,522
	2012	$233,750	$35,063	$120,936	$32,431	—	$13,049	$8,181	$443,410
David G. Adams	2014	$285,000	—	$213,745	—	$75,000	—	$10,320	$584,065
(President—Brillion)	2013	$285,000	—	$176,985	—	—	—	$9,244	$471,229
	2012	$285,000	$42,750	$160,312	$42,989	—	—	$6,925	$537,976
Scott D. Hazlett	2014	$340,020	$40,000	$255,008	—	$187,043	—	$8,268	$830,338
(Senior VP / Operations	2013	$340,020	—	$211,157	—	—	—	$8,218	$559,395
Accuride)	2012	$313,340	$47,001	$168,744	$45,252	—	—	$32,196	$606,533
Stephen A. Martin	2014	$265,000	—	$198,746	—	$145,783	$364	$9,344	$619,237
(Senior VP / General
Counsel and HR)

(1)
For 2014, includes discretionary cash awards approved by our Board of Directors that were paid in March 2015.

(2)
Amounts shown represent the grant date fair value of options, time-vesting restricted stock units (RSUs), and performance-vesting stock units (PSUs) granted in the year indicated disregarding forfeitures related to vesting conditions, as computed in accordance with FASB (ASC) Topic 718, Compensation—Stock Compensation. 2014 PSUs are reported at Target performance level amounts. For a discussion of the assumptions made in the valuation reflected in these columns, see Note 10 to the Consolidated Financial Statements included in our Form 10-K for the fiscal year ending December 31, 2014. Assuming maximum performance targets are achieved for the PSU awards, the value of all 2014 Stock Awards would have been reported as:

Recipient	Maximum Stock Award Value
Richard F. Dauch	$1,137,500
Gregory A. Risch	$248,433
David G. Adams	$267,181
Scott D. Hazlett	$318,760
Stephen A. Martin	$248,433
(3)
Amounts shown represent the grant date fair value of options granted in the year indicated disregarding forfeitures related to vesting conditions, as computed in accordance with FASB (ASC) Topic 718, Compensation—Stock Compensation. For a discussion of the assumptions made in the valuation reflected in these columns, see Note 10 to the Consolidated Financial Statements included in our Form 10-K for the fiscal year ending December 31, 2014.

(4)
Reflects AICP amounts earned in the year reported and subsequently paid in the first quarter of the following year.

(5)
All Other Compensation for the year ended December 31, 2014, includes payments made under our Accuride Non-Qualified Allowance Policy, payments made pursuant to our 401(k) matching program, payments made under our tuition reimbursement policy and various gifts and awards.

	Non-Qualified Allowance Policy	401(k) Matching	Gifts	Gross-up of Gift
Richard F. Dauch	$14,525	$9,100	$250	$114
Gregory A. Risch	—	$8,805	$500	$205
David G. Adams	$875	$9,100	$250	$95
Scott D. Hazlett	$2,801	$5,100	$250	$117
Stephen A. Martin	$175	$8,805	$250	$114

Narrative to Summary Compensation Table

        A description of various on-going employee benefit plans and fringe benefits available to our NEOs and certain other employees is provided below.

  Equity Grants

        In 2013 and 2014, the Compensation Committee evenly split the value of management LTIP grants between time vesting RSUs and performance vesting RSUs. The 2013 and 2014 time vesting RSU awards vest in a back-end loaded fashion, with twenty-percent (20%) of the total award vesting in each of the first three years after the grant date and the final forty-percent (40%) of the total award vesting approximately four years after the grant date. The 2013 performance vesting RSUs (or PSUs) will vest in 2016, if at all, based upon the attainment of a return on assets target covering fiscal years 2013 through 2015. The 2014 PSUs will vest in 2017, if at all, based upon the attainment of a return on assets target covering fiscal years 2014 through 2016. Subject to the terms of the 2013 and 2014 PSU award agreements and the provisions of the Accuride Corporation Second Amended and Restated 2010 Incentive Award Plan, each award recipient has the opportunity to earn fifty-percent (50%) of the target number of shares if a threshold return on asset metric is attained and up to one hundred fifty percent (150%) of the target number of shares if a maximum return on asset metric is attained. The number of shares earned under the PSU award agreements will be prorated for performance results in between the threshold and maximum return on asset metrics.

        In 2012, the Compensation Committee used a mix of full-value RSUs and non-qualified stock options for the annual LTIP grants, with the RSUs vesting in the same back-end loaded fashion as described for the 2013 and 2014 time vesting awards and the stock options vesting ratably over three years on each anniversary of the grant date.

  Defined Contribution Plans

        We have a Section 401(k) Savings/Retirement Plan (the "401(k) Plan") which covers all of our eligible employees. Participants in the 401(k) Plan receive matching contributions in an amount equal to one dollar for every dollar they contribute on the first one percent (1%), and fifty cents for each dollar they contribute on the next five percent (5%), of the participant's annual salary, subject to certain IRS limits. Matching contributions to 401(k) Plan participants become vested after two years of employment. Employees are eligible to participate in the 401(k) Plan in the first payroll period after thirty days of employment.

  Non-Qualified Allowance Policy

        Each NEO, as well as certain other executives, is eligible to receive a non-qualified allowance in order to replace benefits lost due to the compensation that may be taken into account under our tax qualified 401(k) Plan. The annual allowance is equal to the sum of (i) 3.5% of the executive's base salary in excess of the compensation limits set forth in our 401(k) Plan and (ii) the retirement contribution percentage multiplied by the executive's base salary plus the amount of any annual incentive compensation earned for the calendar year in excess of the compensation limits set forth in our 401(k) Plan. The Retirement Contribution will only be paid for a year in which a Retirement Contribution is made to the tax qualified 401(k) Plan. The allowance is in the form of a cash payment to eligible executives.

  Retirement Contribution Plan

        Our Annual retirement contribution program is a discretionary supplemental retirement savings program for our employees. Under our retirement contribution program, the Company will determine whether or not to make a discretionary contribution of 3% of total pay up to the Social Security Wage

Base ($117,000 for 2014) (the "SSWB") and of 6% of total pay exceeding the SSWB. In order to be eligible, employees must be have completed at least thirty days continuous employment and must be employed on the last day of the plan year (December 31st), provided, however, that participants who retire, die, become disabled, enter into service with the armed forces of the United States, or terminate employment due to an involuntary reduction in workforce, during the plan year are also eligible to receive a discretionary retirement contribution. Actual contributions are calculated based on the eligible employee's "compensation" as defined by the Plan. Retirement contributions are contributed to the recipient's 401(k) account and become vested after two years of service. No retirement contribution was made in 2015 for the 2014 plan year.

GRANTS OF PLAN-BASED AWARDS—2014

        The following table shows all grants of awards in 2014 to each of the executive officers named in the Summary Compensation Table:

		Estimated Possible Potential Payouts Under Non-Equity Incentive Plan Awards(1)
								All Other Stock Awards: Number of Shares of Stock or Units (#)(3)
				Estimated Future Payouts Under Equity Incentive Plan Awards(2)					Grant Date Closing Price of Common Stock ($/Share)	Grant Date Fair Value of Stock and Option Awards(4)
	Grant Date	Threshold ($)	Max ($)	Threshold (#)	Target (#)	Max (#)
Richard F. Dauch	—	$1	$1,215,000	—	—	—		—	—	—
	3/22/2014	—	—	62,500	125,000	125,000	(5)	125,000	$4.55	$1,137,500
Gregory A. Risch	—	$1	$357,750	—	—	—		—	—	—
	2/26/2014	—	—	11,396	22,792	34,188		22,792	$4.36	$198,746
David G. Adams	—	$1	$384,750	—	—	—		—	—	—
	2/26/2014	—	—	12,256	24,512	36,768		24,512	$4.36	$213,745
Scott D. Hazlett	—	$1	$459,027	—	—	—		—	—	—
	2/26/2014	—	—	14,622	29,244	43,866		29,244	$4.36	$255,008
Stephen A. Martin	—	$1	$357,750	—	—	—		—	—	—
	2/26/2014	—	—	11,396	22,792	34,188		22,792	$4.36	$198,746

(1)
Reflects the potential payouts under the AICP for 2014 as more fully described in the Compensation Discussion and Analysis above. The AICP payment for 2014 was determined in February 2015 upon completion of the consolidated financial statements for the fiscal year ended December 31, 2014. The Summary Compensation Table details amounts actually paid in 2015 under the 2014 AICP in the column Non-Equity Incentive Plan Compensation.

(2)
Reflects performance-vesting PSUs granted during 2014 under our LTIP, which vest, if at all, at the end of a three year performance period depending on average return on asset performance over the performance period as compared to a pre-established goal. PSU vesting is subject to continued service by the award recipient.

(3)
Reflects time-vesting RSUs granted during 2014 under our LTIP, which were scheduled to vest in installments of 20%, 20%, 20%, and 40% on March 5, 2015, March 5, 2016, March 5, 2017 and March 5, 2018, respectively, subject to continued service.

(4)
In determining the fair-value of 2014 equity grants (RSUs and PSUs), we use the closing price of our common stock on the day the grant was effective and assumed Target level of performance for the PSUs. Assuming maximum performance targets are achieved for the 2014 PSU awards, the Grant Date Fair Value of Stock and Option Awards would have been reported as:

Recipient	Maximum Stock Award Value
Richard F. Dauch	$1,137,500
Gregory A. Risch	$248,433
David G. Adams	$267,181
Scott D. Hazlett	$318,760
Stephen A. Martin	$248,433
(5)
The maximum number of shares capable of being earned by Mr. Dauch under his PSU award is limited by the maximum number of shares that may be granted to any award recipient during any consecutive twelve-month period under the terms of the 2010 Amended and Restated Incentive Award Plan, which was in effect as of the date of his 2014 equity grant.

  Narrative to Grants of Plan-Based Awards Table

          Management service-based RSU awards granted under our LTIP during 2014 will vest in installments of 20%, 20%, 20%, and 40% on March 5, 2015, March 5, 2016, March 5, 2017 and March 5, 2018, respectively, subject to continued service. Management performance-based RSU awards (or PSUs) granted under our LTIP during 2014 will vest, if at all, subsequent to the performance period of January 1, 2014 through December 31, 2016. Subject to the terms of the PSU award agreements and the provisions of the Accuride Corporation Amended and Restated 2010 Incentive Award Plan, each award recipient has the opportunity to earn fifty-percent (50%) of the target number of shares if a threshold return on asset metric is attained and up to one hundred fifty percent (150%) of the target number of shares if a maximum return on asset metric is attained. The number of shares earned under the PSU award agreements will be prorated for performance results in between the threshold and maximum return on asset metrics.

          Our time vesting RSU award agreements for 2014 provide that in the event of a qualifying change-in-control in which awards are assumed or substituted, unvested shares will become fully vested if the award recipient's Termination of Service (as defined in the award agreement) occurs by action of the Company without Cause (as defined in the award agreement) upon or within 12 months of the change-in-control. Our PSU award agreements for 2014 provide that in the event of a qualifying change-in-control, the PSUs will vest pro-rata assuming Target level performance and determined by dividing the number of full months elapsed in the performance period through the date of the change-in-control by thirty-six; provided, however, that the Compensation Committee may, in its sole discretion, adjust the number of vested PSUs based upon its view of the achievement of the performance goal to date immediately prior to the consummation of such change-in-control.

 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE—2014

        The following table shows equity awards outstanding for each of the NEOs as of December 31, 2014:

	Option Awards						Stock Awards
	Number of Securities Underlying Unexercised Options— Exercisable(1)	Number of Securities Underlying Unexercised Options— Unexercisable(1)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2)
Richard F. Dauch	—	—		—	—	—	29,720	(3)	$128,985	—		—
	—	—		—	—	—	58,008	(4)	$251,755	—		—
	—	—		—	—	—	89,100	(5)	$386,694	—		—
	—	—		—	—	—	125,000	(6)	$542,500	—		—
	—	—		—	—	—	—		—	55,687	(7)	$241,682
	—	—		—	—	—	—		—	125,000	(8)	$542,500
	32,998	16,505	(9)	—	$8.00	3/5/22	—		—	—		—
Gregory A. Risch	—	—		—	—	—	3,602	(3)	$15,633	—		—
	—	—		—	—	—	9,071	(4)	$39,368	—		—
	—	—		—	—	—	14,400	(5)	$62,496	—		—
	—	—		—	—	—	22,792	(6)	$98,917	—		—
	—	—		—	—	—	—		—	9,000	(7)	$39,060
	—	—		—	—	—	—		—	22,792	(8)	$98,917
	5,159	2,581	(9)	—	$8.00	3/5/22	—		—	—		—
David G. Adams	—	—		—	—	—	5,764	(3)	$25,016	—		—
	—	—		—	—	—	12,024	(4)	$52,184	—		—
	—	—		—	—	—	17,100	(5)	$74,214	—		—
	—	—		—	—	—	24,512	(6)	$106,382	—		—
	—	—		—	—	—	—		—	10,687	(7)	$46,382
	—	—		—	—	—	—		—	24,512	(8)	$106,382
	6,839	3,421	(9)	—	$8.00	3/5/22	—		—	—		—
Scott D. Hazlett	—	—		—	—	—	12,656	(4)	$54,927	—		—
	—	—		—	—	—	20,402	(5)	$88,545	—		—
	—	—		—	—	—	29,244	(6)	$126,919	—		—
	—	—		—	—	—	—		—	12,751	(7)	$55,339
	—	—		—	—	—	—		—	29,244	(8)	$126,919
	7,199	3,601	(9)	—	$8.00	3/5/22	—		—	—		—
Stephen A. Martin	—	—		—	—	—	5,764	(3)	$25,016	—		—
	—	—		—	—	—	11,180	(4)	$48,521	—		—
	—	—		—	—	—	15,900	(5)	$69,006	—		—
	—	—		—	—	—	22,792	(6)	$98,917	—		—
	—	—		—	—	—	—		—	9,937	(7)	$43,127
	—	—		—	—	—	—		—	22,792	(8)	$98,917
	6,359	3,181	(9)	—	$8.00	3/5/22	—		—	—		—

(1)
Represents stock options granted under our LTIP in 2012, which have an exercise price of $8.00 per share.

(2)
Assumes that the market value of unvested equity awards was $4.34, which was the closing price of our common stock on December 31, 2014 (the last day of trading of 2014).

(3)
Represents time vesting RSUs granted in April 2011, of which the remaining 40% of the total grant will vest on May 18, 2015 subject to continued service with the Company.

(4)
Represents time vesting RSUs granted in March 2012, of which 20% of the total grant will vest on March 5, 2015, and the remaining 40% of the total grant will vest on March 5, 2016 subject to continued service with the Company.

(5)
Represents time vesting RSUs granted in March 2013, of which 20% of the total grant will vest on March 5, 2015, 20% of the total grant will vest on March 5, 2016, and the remaining 40% of the total grant will vest on March 5, 2017 subject to continued service with the Company.

(6)
Represents time vesting RSUs granted in February 2014, of which 20% of the total grant will vest on each of March 5, 2015, 2016, and 2017, and the remaining 40% of the total grant will vest on March 5, 2018, subject to continued service with the Company.

(7)
Represents the Threshold number of performance vesting RSUs (or PSUs) granted in March 2013, which will vest in 2016, if at all, based upon the attainment of a specified performance target covering fiscal years 2013 through 2015. Subject to the terms of the PSU award agreements and the provisions of the Accuride Corporation Second Amended and Restated 2010 Incentive Award Plan, each award recipient has the opportunity to earn between fifty percent and one hundred fifty percent of the target number shares depending on return on asset performance during the performance period as compared to pre-established threshold, target and maximum performance metrics. No shares will vest unless the threshold target is attained or exceeded.

(8)
Represents the Target number of performance vesting RSUs (or PSUs) granted in February 2014, which will vest in 2017, if at all, based upon the attainment of a specified performance target covering fiscal years 2014 through 2016. Subject to the terms of the PSU award agreements and the provisions of the Accuride Corporation Second Amended and Restated 2010 Incentive Award Plan, each award recipient has the opportunity to earn between fifty percent and one hundred fifty percent of the target number shares depending on return on asset performance during the performance period as compared to pre-established threshold, target and maximum performance metrics. No shares will vest unless the threshold target is attained or exceeded.

(9)
Represents stock options granted in March 2012, of which one-third of the total grant vested on each of March 5, 2013 and 2014, and the remaining one-third of the total grant will vest on March 5, 2015, subject to continued service with the Company.

OPTIONS EXERCISED & STOCK VESTED DURING FISCAL 2014

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise ($)	Number of Shares Acquired on Vesting (#)(1)		Value Realized on Vesting ($)
Richard F. Dauch	—	—	73,159	(2)	$344,805
Gregory A. Risch	—	—	8,424		$41,794
David G. Adams	—	—	11,165		$55,580
Scott D. Hazlett	—	—	9,319		$45,477
Stephen A. Martin	—	—	10,583		$52,740

(1)
Lists number of shares that vested without taking into account shares withheld to cover tax obligations triggered upon vesting.

(2)
Includes 6,406 shares that vested in 2014, but were deferred under the terms of the award agreement related to tax deductibility of compensation.

NON-QUALIFIED DEFERRED COMPENSATION TABLE

        The table below sets forth certain information as of December 31, 2014 with respect to the non-qualified deferred compensation plans in which our NEOs participate.

Name	Plan Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)		Aggregate Earnings (Losses) in Last Fiscal Year ($)		Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Richard F. Dauch	RSUs	—	$33,696	(1)	$6,940	(2)	—	$130,222	(3)

(1)
Based upon 6,406 shares that vested on May 18, 2014, but were deferred under the terms of the underlying award agreement. Listed value is based on $5.26 per share, which was the fair market value of our Common Stock on the date of vesting.

(2)
As of December 31, 2013, Mr. Dauch had 23,599 shares of stock that had vested but had been deferred under the terms of the underlying award agreement. The value of those shares as of December 31, 2013 was $88,024 based upon the closing price of our Common Stock on December 31, 2013, which was $3.73 per share. The value of those shares as of December 31, 2014 was $102,420 based upon the closing price of our Common Stock on December 31, 2013, which was $4.34 per share. The 6,406 shares that vested on May 18, 2014 but were deferred lost $7,456 between the vesting date and December 31, 2014.

(3)
Includes a total of 30,005 shares that vested but had been deferred under the terms of the underlying award agreement. Based on $4.34 per share, the closing price of our Common Stock on December 31, 2014 (the last trading day of fiscal year 2014).

Narrative to Non-qualified Deferred Compensation Table

        Mr. Dauch's restricted stock unit award agreements from 2011 and 2012 provide that if the Company reasonably anticipates that the value of stock that may be delivered pursuant to the award agreement, when combined with all other payments received during the year that are subject to the limitations on deductibility under Section 162(m) of the Internal Revenue Code, will exceed the limitation on deductibility set forth in Section 162(m), the delivery of all or a portion of such stock shall be automatically deferred into the next succeeding calendar year in which the Company reasonably anticipates the deduction of the payment amount will not be limited or eliminated by application of Section 162(m). Accordingly, a portion of the shares underlying Mr. Dauch's vested restricted stock awards were deferred in each of 2012, 2013 and 2014.

PENSION BENEFITS

	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During the Last Fiscal Year ($)
Richard F. Dauch	None	—	—	—
Gregory A. Risch	Accuride Retirement Plan	11	59,106	0
David G. Adams	None	—	—	—
Scott D. Hazlett	None	—	—	—
Stephen A. Martin	Accuride Retirement Plan	2	28,921	0

(1)
Represents the present value of benefits accrued-to-date. For Accuride Retirement Plan participants actively employed as of December 31, 2014, this is the cash balance account as of the measurement date, projected to normal retirement age (i.e., age 65) with interest credits and then discounted back to the measurement date at the plan discount rate. For December 31, 2014 the present value of accumulated benefits was calculated using a discount rate of 4.9% and interest crediting at 3.5% (consistent with ASC 715-30 disclosure assumptions).

Potential Post Employment Payments

  Severance and Retention Arrangements—Change of Control

        As of December 31, 2014, we are a party to severance and retention agreements with each NEO, which are in the form of Accuride's Tier II Severance and Retention Agreements. The Company no longer uses its form of Tier I Severance and Retention Agreement, and no such agreements are outstanding.

        The severance and retention agreements have a term of one-year, subject to automatic one-year renewals if not terminated by either party in accordance with the terms of the agreement. If a "Change of Control" (as defined in the agreement) occurs, the scheduled expiration date of the initial term or renewal term, as the case may be, will be extended for a term ending 18 months after the Change of Control.

        Under the terms of the Tier II Severance and Retention Agreement, a NEO is entitled to severance if the executive's employment is terminated by us without "cause" or if he or she terminates employment for "good reason" (as these terms are defined in the agreement). This severance generally is equal to one year of the executive's base salary. However, if such termination is within eighteen (18) months following a Change of Control, then such severance benefits are as follows:

  •
  a payment equal to 200% of base salary plus 200% of the greater of (i) the annualized AICP payment to which s/he would be entitled as of the date on which the Change of Control occurs or (ii) his/her average AICP payment over the three years prior to termination.

  •
  In addition, each participating NEO is entitled to continue certain employee benefits, including health, disability, accident and dental insurance coverage for an eighteen (18) month period from the date of termination or if sooner, the date on which the executive receives such benefits from a subsequent employer.

        Any such severance is reduced by all payments to which the executive may become entitled under any other severance policy we may have. Further, the Tier II Severance and Retention Agreements include a so-called "280G Cap" and payments will be reduced if they exceed the Section 280G safe harbor amount. The Tier II Severance and Retention Agreements do not provide for any excise tax gross-up.

        All severance is subject to the executive executing a general release of claims and agreeing to non-compete and non-solicitation covenants. In addition, if necessary to comply with the tax laws, the severance may not be paid until six months following the NEO's termination.

        No severance is payable if the NEO's employment is terminated for "cause," if s/he resigns without "good reason" or if s/he becomes disabled or dies.

        Finally, under the terms of the 2011 equity award agreements, all RSUs granted to an award recipient will vest upon a Change of Control, as defined in the award agreement. The final portion of the 2011 equity awards will vest pursuant to their terms (not related to any Change of Control) in May 2015.

  Value of Payment Presuming Hypothetical December 31, 2014 Termination Date

        The following tables summarize enhanced payments our NEOs would be eligible to receive assuming a hypothetical separation of employment on December 31, 2014, based upon the circumstances listed in the columns of each table. The tables do not include amounts for vested equity awards and vested pension benefits, or similar non-discriminatory benefits to which each NEO is eligible. No amounts are payable to an executive, and no RSUs or stock options will vest if the executive voluntarily terminates his or her employment, other than for "good reason," or is terminated for cause.

Richard F. Dauch

	Involuntary or For Good Reason Termination ($)	Change of Control ($)	Involuntary or For Good Reason Termination (Change of Control) ($)	Disability ($)	Death ($)
Compensation:
—Severance	675,000	—	1,350,000	—	—
—Incentive Pay	—	—	990,225	—	—
Long-Term Incentives(a)
—Unvested and Accelerated RSUs and PSUs(b)	—	632,060	1,813,009	251,539	251,539
Benefits & Perquisites:
—Post Separation Health Care, & Disability Ins.(c)	—	—	23,576	—	—
—Insurance Benefits	—	—	—	—	—
—Outplacement	—	—	10,000	—	—
—Financial Planning and Executive Physical	—	—	—	—	—

Total Payment:	675,000	632,060	4,186,810	251,539	251,539

(a)
Assumes that the market value of unvested equity awards was $4.34, which was the closing price of our common stock on December 31, 2014, the last day of trading of 2014. This calculation excludes unexercised stock options because the closing price of our common stock was below the exercise price of the option shares as of December 31, 2014.

(b)
Unvested RSUs granted in 2011 automatically vest upon a Change in Control as defined in the award agreement. Unvested RSUs granted in 2012, 2013 and 2014 vest in the event the award recipient is separated from service within twelve months after a Change in Control as defined in the award agreement. Upon a Change in Control, unvested PSUs awarded in 2013 and 2014 will vest pro-rata assuming Target performance and determined by dividing the number of full months elapsed in the Performance Period through the date of the Change in Control by thirty-six; provided however, the Board may, in its sole discretion, adjust the earned PSUs based upon its view of the achievement of the performance goal to the date immediately prior to the consummation of the such Change in Control. For purposes of this table, we have assumed the Threshold performance level. Upon death or permanent disability, PSUs are considered earned as if the award recipient remained employed through the last day of the Performance Period, provided that the number of PSUs will be reduced by dividing the number of full months elapsed in the Performance Period through the date of termination of service by thirty-six.

(c)
Cost estimated assuming eighteen months of coverage using 2015 COBRA rates for Company health benefits and 2015 Company premium costs for disability, less standard employee contributions for premiums as in effect immediately before termination.

Gregory A. Risch

	Involuntary or For Good Reason Termination ($)	Change of Control ($)	Involuntary or For Good Reason Termination (Change of Control) ($)	Disability ($)	Death ($)
Compensation:
—Severance	265,000	—	530,000	—	—
—Incentive Pay	—	—	291,566	—	—
Long-Term Incentives(a)
—Unvested and Accelerated RSUs and PSUs(b)	—	100,685	301,464	42,526	42,526
Benefits & Perquisites:
—Post Separation Health Care, & Disability Ins.(c)	—	—	13,310	—	—
—Insurance Benefits	—	—	—	—	—
—Outplacement	—	—	10,000	—	—
—Financial Planning and Executive Physical	—	—	—	—	—

Total Payment:	265,000	100,685	1,146,340	42,526	42,526

(a)
Assumes that the market value of unvested equity awards was $4.34, which was the closing price of our common stock on December 31, 2014, the last day of trading of 2014. This calculation excludes unvested stock options because the closing price of our common stock was below the exercise price of the option shares as of December 31, 2014.

(b)
Unvested RSUs granted in 2011 automatically vest upon a Change in Control as defined in the award agreement. Unvested RSUs granted in 2012, 2013 and 2014 vest in the event the award recipient is separated from service within twelve months after a Change in Control as defined in the award agreement. Upon a Change in Control, unvested PSUs awarded in 2013 and 2014 will vest pro-rata assuming Target performance and determined by dividing the number of full months elapsed in the Performance Period through the date of the Change in Control by thirty-six; provided however, the Board may, in its sole discretion, adjust the earned PSUs based upon its view of the achievement of the performance goal to the date immediately prior to the consummation of the such Change in Control. For purposes of this table, we have assumed the Threshold performance level. Upon death or permanent disability, PSUs are considered earned as if the award recipient remained employed through the last day of the Performance Period, provided that the number of PSUs will be reduced by dividing the number of full months elapsed in the Performance Period through the date of termination of service by thirty-six.

(c)
Cost estimated assuming eighteen months of coverage using 2015 COBRA rates for Company health benefits and 2015 Company premium costs for disability, less standard employee contributions for premiums as in effect immediately before termination.

David G. Adams

	Involuntary or For Good Reason Termination ($)	Change of Control ($)	Involuntary or For Good Reason Termination (Change of Control) ($)	Disability ($)	Death ($)
Compensation:
—Severance	285,000	—	570,000	—	—
—Incentive Pay	—	—	150,000	—	—
Long-Term Incentives(a)
—Unvested and Accelerated RSUs and PSUs(b)	—	122,321	355,102	48,653	48,653
Benefits & Perquisites:
—Post Separation Health Care, & Disability Ins.(c)	—	—	18,357	—	—
—Insurance Benefits	—	—	—	—	—
—Outplacement	—	—	10,000	—	—
—Financial Planning and Executive Physical	—	—	—	—	—

Total Payment:	285,000	122,321	1,103,459	48,653	48,653

(a)
Assumes that the market value of unvested equity awards was $4.34, which was the closing price of our common stock on December 31, 2014, the last day of trading of 2014. This calculation excludes unvested stock options because the closing price of our common stock was below the exercise price of the option shares as of December 31, 2014.

(b)
Unvested RSUs granted in 2011 automatically vest upon a Change in Control as defined in the award agreement. Unvested RSUs granted in 2012, 2013 and 2014 vest in the event the award recipient is separated from service within twelve months after a Change in Control as defined in the award agreement. Upon a Change in Control, unvested PSUs awarded in 2013 and 2014 will vest pro-rata assuming Target performance and determined by dividing the number of full months elapsed in the Performance Period through the date of the Change in Control by thirty-six; provided however, the Board may, in its sole discretion, adjust the earned PSUs based upon its view of the achievement of the performance goal to the date immediately prior to the consummation of the such Change in Control. For purposes of this table, we have assumed the Threshold performance level. Upon death or permanent disability, PSUs are considered earned as if the award recipient remained employed through the last day of the Performance Period, provided that the number of PSUs will be reduced by dividing the number of full months elapsed in the Performance Period through the date of termination of service by thirty-six.

(c)
Cost estimated assuming eighteen months of coverage using 2015 COBRA rates for Company health benefits and 2015 Company premium costs for disability, less standard employee contributions for premiums as in effect immediately before termination.

Scott D. Hazlett

	Involuntary or For Good Reason Termination ($)	Change of Control ($)	Involuntary or For Good Reason Termination (Change of Control) ($)	Disability ($)	Death ($)
Compensation:
—Severance	340,020	—	680,040	—	—
—Incentive Pay	—	—	374,107	—	—
Long-Term Incentives(a)
—Unvested and Accelerated RSUs and PSUs(b)	—	116,092	386,482	58,046	58,046
Benefits & Perquisites:
—Post Separation Health Care, & Disability Ins.(c)	—	—	25,576	—	—
—Insurance Benefits	—	—	—	—	—
—Outplacement	—	—	10,000	—	—
—Financial Planning and Executive Physical	—	—	—	—	—

Total Payment:	340,020	116,092	1,474,205	58,046	58,046

(a)
Assumes that the market value of unvested equity awards was $4.34, which was the closing price of our common stock on December 31, 2014, the last day of trading of 2014. This calculation excludes unvested stock options because the closing price of our common stock was below the exercise price of the option shares as of December 31, 2014.

(b)
Unvested RSUs granted in 2011 automatically vest upon a Change in Control as defined in the award agreement. Unvested RSUs granted in 2012, 2013 and 2014 vest in the event the award recipient is separated from service within twelve months after a Change in Control as defined in the award agreement. Upon a Change in Control, unvested PSUs awarded in 2013 and 2014 will vest pro-rata assuming Target performance and determined by dividing the number of full months elapsed in the Performance Period through the date of the Change in Control by thirty-six; provided however, the Board may, in its sole discretion, adjust the earned PSUs based upon its view of the achievement of the performance goal to the date immediately prior to the consummation of the such Change in Control. For purposes of this table, we have assumed the Threshold performance level. Upon death or permanent disability, PSUs are considered earned as if the award recipient remained employed through the last day of the Performance Period, provided that the number of PSUs will be reduced by dividing the number of full months elapsed in the Performance Period through the date of termination of service by thirty-six.

(c)
Cost estimated assuming eighteen months of coverage using 2015 COBRA rates for Company health benefits and 2015 Company premium costs for disability, less standard employee contributions for premiums as in effect immediately before termination.

Stephen A. Martin

	Involuntary or For Good Reason Termination ($)	Change of Control ($)	Involuntary or For Good Reason Termination (Change of Control) ($)	Disability ($)	Death ($)
Compensation:
—Severance	265,000	—	530,000	—	—
—Incentive Pay	—	—	291,566	—	—
Long-Term Incentives(a)
—Unvested and Accelerated RSUs and PSUs(b)	—	115,493	331,938	45,239	45,239
Benefits & Perquisites:
—Post Separation Health Care, & Disability Ins.(c)	—	—	23,576	—	—
—Insurance Benefits	—	—	—	—	—
—Outplacement	—	—	10,000	—	—
—Financial Planning and Executive Physical	—	—	—	—	—

Total Payment:	265,000	115,493	1,187,080	45,239	45,239

(a)
Assumes that the market value of unvested equity awards was $4.34, which was the closing price of our common stock on December 31, 2014, the last day of trading of 2014. This calculation excludes unvested stock options because the closing price of our common stock was below the exercise price of the option shares as of December 31, 2014.

(b)
Unvested RSUs granted in 2011 automatically vest upon a Change in Control as defined in the award agreement. Unvested RSUs granted in 2012, 2013 and 2014 vest in the event the award recipient is separated from service within twelve months after a Change in Control as defined in the award agreement. Upon a Change in Control, unvested PSUs awarded in 2013 and 2014 will vest pro-rata assuming Target performance and determined by dividing the number of full months elapsed in the Performance Period through the date of the Change in Control by thirty-six; provided however, the Board may, in its sole discretion, adjust the earned PSUs based upon its view of the achievement of the performance goal to the date immediately prior to the consummation of the such Change in Control. For purposes of this table, we have assumed the Threshold performance level. Upon death or permanent disability, PSUs are considered earned as if the award recipient remained employed through the last day of the Performance Period, provided that the number of PSUs will be reduced by dividing the number of full months elapsed in the Performance Period through the date of termination of service by thirty-six.

(c)
Cost estimated assuming eighteen months of coverage using 2015 COBRA rates for Company health benefits and 2015 Company premium costs for disability, less standard employee contributions for premiums as in effect immediately before termination.

Compensation and Human Resources Committee Interlocks and Insider Participation

        None of the members of our Compensation Committee has at any time been one of our executive officers or employees. None of our executive officers serve as a member of the board of directors or compensation committee of any other company that has one or more of its executive officers serving as a member of our Board of Directors or Compensation Committee.

 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        We have adopted a written related party transaction policy and procedures for the approval or ratification of any "related party transaction." "Related party transaction" is defined as any transaction, arrangement or relationship in which we (including any of our subsidiaries) were, are or will be a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees, 5% stockholders (or their immediate family members) or any entity with which any of the foregoing persons is an employee, general partner, principal or 5% stockholder, each of whom we refer to as a "related person," had, has or will have a direct or indirect interest as set forth in Item 404 of Regulation S-K under the Securities Act. The policy provides that management will present to the Audit Committee for review and approval each proposed related party transaction (other than related party transactions involving compensation matters, certain ordinary course transactions, transactions involving competitive bids or rates fixed by law, and transactions involving services as a bank depository, transfer agent or similar services). The Audit Committee will review the relevant facts and circumstances of the transaction, including if the transaction is on terms comparable to those that could be obtained in arms-length dealings with an unrelated third party and the extent of the related party's interest in the transaction, take into account the conflicts of interest and corporate opportunity provisions of our Code of Conduct, and either approve or disapprove the related party transaction. If advance approval of a related party transaction requiring the Audit Committee's approval is not feasible, the transaction may be preliminarily entered into by management upon prior approval of the transaction by the Chairperson of the Audit Committee, subject to ratification of the transaction by the Audit Committee at its next regularly scheduled meeting. No director may participate in approval of a related party transaction for which he or she is a related party. In certain situations, we may adopt alternative procedures for the approval of a related party transaction, if appropriate under the circumstances, including the appointment of an independent committee of the Board of Directors to evaluate and approve the transaction.

Indemnification of Directors and Officers

        Our certificate of incorporation and Bylaws provide that we will indemnify each of our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. Furthermore, we have entered, or will enter, into indemnification agreements with each of our directors and officers.

 REPORT OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

        The Audit Committee is comprised of three members, Robin J. Adams (Chairman), Lewis M. Kling, and John W. Risner, each of whom is "independent," as defined in the rules and regulations of the New York Stock Exchange ("NYSE"). Upon the recommendation of the Audit Committee and in compliance with regulations of the NYSE, the Board has adopted an Audit Committee Charter setting forth the requirements for the composition of the Audit Committee, the qualifications of its members, the frequency of meetings and the responsibilities of the Audit Committee.

        The following is the report of the Audit Committee with respect to the Company's audited financial statements for the fiscal year ended December 31, 2014, which include the consolidated balance sheets of Accuride Corporation and subsidiaries as of December 31, 2014 and 2013, and the related consolidated statements of operations, stockholders' equity (deficiency), and cash flows for the three year period ended December 31, 2014, and the notes thereto. The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

Review with Management

        The Audit Committee oversees the Company's financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the Company's audited financial statements with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

Review and Discussion with Independent Registered Public Accounting Firm

        The Audit Committee has discussed with Deloitte & Touche LLP, the Company's independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication With Audit Committees," as amended, which includes, among other items, matters related to the conduct of the audit of the Company's financial statements.

        The Audit Committee reviewed with the Company's independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of audited financial statements with generally accepted accounting principles in the United States of America, its judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee has discussed with Deloitte & Touche LLP matters relating to its independence and has received the written disclosures and the letter required by the applicable standards of the Public Company Accounting Oversight Board, and has considered the compatibility of non-audit services with the auditors' independence.

        The Audit Committee discussed with Deloitte & Touche LLP the overall scope and plans for their audits. The Audit Committee met with Deloitte & Touche LLP, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls in connection with their audit procedures, and the overall quality of the Company's financial reporting.

Conclusion

        In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2014 for filing with the Securities and Exchange Commission. The Audit Committee and the Board have also recommended, subject to stockholder ratification described in Proposal No. Two, the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2015.

By the Members of the Audit Committee

Robin J. Adams, Chairman
Lewis M. Kling
John W. Risner

 OTHER MATTERS

        The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board may recommend.

        It is important that your stock be represented at the meeting, regardless of the number of shares that you hold. You are, therefore, urged to mark, sign, date, and return the accompanying Proxy as promptly as possible in the postage-paid envelope enclosed for that purpose.

        Any person who was a beneficial owner of common stock on the record date for the 2015 Annual Meeting may obtain a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the Securities and Exchange Commission without charge (except for exhibits to such annual report which will be furnished upon payment of the Company's reasonable expenses in furnishing such exhibits). The request for such materials should identify the person making the request as a stockholder of the Company as of the record date and should be directed to Investor Relations, Accuride Corporation, 7140 Office Circle, Evansville, IN 47715.

BY ORDER OF THE BOARD OF DIRECTORS

Stephen A. Martin Corporate Secretary

Dated: March 17, 2015

0 ------------------ . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ---------------- 14475 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ACCURIDE CORPORATION 2015 ANNUAL MEETING OF STOCKHOLDERS The undersigned stockholder of Accuride Corporation, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, and hereby appoints Richard F. Dauch and Gregory A. Risch, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2015 Annual Meeting of Stockholders of Accuride Corporation to be held on April 24, 2015, at 9:00 a.m. Central Time at the company headquarters, located at 7140 Office Circle, Evansville, Indiana 47715, and at any adjournments thereof, and to vote all shares of common stock, which the undersigned would be entitled to vote if then and there personally present on the matters set forth below: THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS NAMED HEREIN, "FOR" PROPOSALS 2 AND 3, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING, EITHER OF SUCH ATTORNEYS OR SUBSTITUTES SHALL HAVE AND MAY EXERCISE ALL OF THE POWERS OF SAID ATTORNEYS-IN-FACT HEREUNDER. (Continued, and to be marked, dated and signed, on the other side.) 1.1

ANNUAL MEETING OF STOCKHOLDERS OF ACCURIDE CORPORATION April 24, 2015 NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available in the Investors section of our website at www.accuridecorp.com Please sign, date and mail your proxy card in the envelope provided as soon as possible. GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access. Signature of Stockholder: Date: Signature of Stockholder: Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box to the right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. Election of Directors: O Robin J. Adams O Keith E. Busse O Richard F. Dauch O Robert E. Davis O Lewis M. Kling O John W. Risner O James R. Rulseh 2. Proposal to ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the 2015 fiscal year. 3. Advisory vote on executive compensation. And upon such other matters that may properly come before the meeting and any adjournment(s) thereof. FOR AGAINST ABSTAIN FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: DIRECTOR NOMINEES: THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Please detach along perforated line and mail in the envelope provided. ------------------ ---------------- 20730300000000000000 9 042415

QuickLinks

Brokers cannot vote for Proposals 1 and 3 without your instructions.
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
PROPOSAL No. ONE ELECTION OF DIRECTORS
COMPENSATION OF NON-EMPLOYEE DIRECTORS
PROPOSAL No. TWO ADVISORY VOTE ON APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY
PROPOSAL No. THREE APPROVAL OF THE ADVISORY RESOLUTION ON THE COMPANY'S EXECUTIVE COMPENSATION
OTHER INFORMATION
EXECUTIVE OFFICERS
EXECUTIVE OFFICER COMPENSATION COMPENSATION DISCUSSION AND ANALYSIS Compensation Discussion and Analysis
COMPENSATION AND HUMAN RESOURCES COMMITTEE REPORT
COMPENSATION OF NAMED EXECUTIVE OFFICERS SUMMARY COMPENSATION TABLE—2014
GRANTS OF PLAN-BASED AWARDS—2014
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE—2014
OPTIONS EXERCISED & STOCK VESTED DURING FISCAL 2014
NON-QUALIFIED DEFERRED COMPENSATION TABLE
PENSION BENEFITS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
OTHER MATTERS